Exhibit 4(g)(2)


                                LEASE AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N_____)

                       Dated as of _______________, 199_

                                    between

                           ________________________,
                        Not in its Individual Capacity,
                         but Solely as Owner Trustee,
                                    Lessor

                                      and

                         FEDERAL EXPRESS CORPORATION,
                                    Lessee


                  COVERING ONE [MANUFACTURER/MODEL] AIRCRAFT
                   SERIAL NO. _____, REGISTRATION NO. N_____


          CERTAIN OF THE RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE AGREEMENT OF _____________________________, AS OWNER TRUSTEE, HAS BEEN ASSIGNED TO AND IS SUBJECT TO A LIEN AND SECURITY INTEREST IN FAVOR OF _____________________________, INDENTURE TRUSTEE UNDER TRUST INDENTURE, MORTGAGE AND SECURITY AGREEMENT DATED AS OF THE DATE HEREOF FOR THE BENEFIT OF THE HOLDERS OF THE CERTIFICATES REFERRED TO IN SUCH TRUST INDENTURE, MORTGAGE AND SECURITY AGREEMENT. THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY ORIGINAL COUNTERPART NO. __ CONTAINS THE RECEIPT THEREFOR EXECUTED BY _____________________________, ON THE SIGNATURE PAGES THEREOF.


                               TABLE OF CONTENTS


                                                                          Page

Initial Recitals.............................................................1

                                   ARTICLE 1

                                  DEFINITIONS

                                   ARTICLE 2

                          ACCEPTANCE UNDER THE LEASE

   Section 2.01.  Sale and Lease of Aircraft...............................  1
   Section 2.02.  Delivery.................................................  2
   Section 2.03.  Notice of Purchase Price.................................  2
   Section 2.04.  Bills of Sale............................................  2
   Section 2.05.  Method of Payment........................................  2
   Section 2.06.  Recordation of Lease.....................................  2

                                   ARTICLE 3

                           RENT AND RENT ADJUSTMENT

   Section 3.01.  Owner Participant Payments...............................  3
   Section 3.02.  Basic Rent...............................................  3
   Section 3.03.  Supplemental Rent........................................  3
   Section 3.04.  Adjustments to Basic Rent, Stipulated Loss Value and
                    Termination Value After the Delivery Date..............  3
   Section 3.05.  Minimum Basic Rent.......................................  5
   Section 3.06.  Payment to Indenture Trustee.............................  5
   Section 3.07.  Costs and Expenses.......................................  6

                                   ARTICLE 4

                     RENEWAL OPTIONS AND PURCHASE OPTIONS

   Section 4.01.  Renewal Options..........................................  6
   Section 4.02.  Purchase Option..........................................  7
   Section 4.03.  Appraisal Procedures.....................................  9

                                   ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES

   Section 5.01.  Lessor's Representations and Warranties.................. 10
   Section 5.02.  Disclaimer of Representations and Warranties............. 11
   Section 5.03.  Modification of Other Warranties......................... 11

                                   ARTICLE 6

                                     LIENS

   Section 6.01.  Liens.................................................... 12

                                    ARTICLE 7

                 AIRCRAFT REGISTRATION, MAINTENANCE AND OPERATION

   Section 7.01.  Registration, Maintenance and Operation.................. 13
   Section 7.02.  Possession and Permitted Transfer and Sublease........... 15
   Section 7.03.  Insignia................................................. 19

                                   ARTICLE 8

                       REPLACEMENT AND POOLING OF PARTS

   Section 8.01.  Replacement of Parts..................................... 19
   Section 8.02.  Pooling of Parts......................................... 20

                                   ARTICLE 9

                   ALTERATIONS, MODIFICATIONS AND ADDITIONS

   Section 9.01.  Required Alterations and Modifications................... 21
   Section 9.02.  Other Alterations and Modifications...................... 21

                                  ARTICLE 10

                             VOLUNTARY TERMINATION

   Section 10.01.  Right of Termination Upon Obsolescence or Surplus....... 22
   Section 10.02.  Retention of Aircraft by the Lessor..................... 25
   Section 10.03.  Voluntary Termination as to Engines..................... 26

                                  ARTICLE 11

                        LOSS, DESTRUCTION, REQUISITION

   Section 11.01.  Lessee's Election Rights................................ 26
   Section 11.02.  Payment of Stipulated Loss Value........................ 27
   Section 11.03.  Replacement of Airframe and Engines..................... 27
   Section 11.04.  Event of Loss with Respect to an Engine................. 29
   Section 11.05.  Application of Payments from the Government or Others... 31
   Section 11.06.  Requisition of an Airframe and the Installed Engines
                     for Use by Government................................. 32
   Section 11.07.  Requisition for Use by Government of an Engine Not
                     Installed on the Airframe............................. 32
   Section 11.08.  Application of Payments During Existence of Certain
                     Defaults.............................................. 33

                                  ARTICLE 12

                              RETURN OF AIRCRAFT

   Section 12.01.  Return of Aircraft...................................... 33
   Section 12.02.  Return of Engines....................................... 34
   Section 12.03.  Return of Manuals....................................... 34
   Section 12.04.  Condition of Aircraft................................... 34
   Section 12.05.  Delayed Return of Aircraft.............................. 36
   Section 12.06.  Storage................................................. 36
   Section 12.07.  Special Markings........................................ 37
   Section 12.08.  Lessor's Option to Purchase Parts....................... 37

                                  ARTICLE 13

                                   INSURANCE

   Section 13.01.  Public Liability and Property Damage Liability
                     Insurance............................................. 37
   Section 13.02.  Insurance Against Loss or Damage to Aircraft and Engines 39
   Section 13.03.  Application of Insurance Proceeds....................... 41
   Section 13.04.  Reports................................................. 42
   Section 13.05.  Lessor's Insurance...................................... 43
   Section 13.06.  Self-Insurance.......................................... 43

                                  ARTICLE 14

                                  INSPECTION

   Section 14.01.  Right of Inspection..................................... 43
   Section 14.02.  No Obligation to Inspect................................ 44

                                  ARTICLE 15

                                  ASSIGNMENT

   Section 15.01.  Lessee's Right to Assign................................ 45
   Section 15.02.  Citizenship............................................. 45

                                  ARTICLE 16

                               EVENTS OF DEFAULT

   Section 16.01.  Events of Default....................................... 45

                                    ARTICLE 17

                                     REMEDIES

   Section 17.01.  Remedies Upon Lessee's Default.......................... 47
   Section 17.02.  Cumulative Remedies..................................... 50
   Section 17.03.  Waiver.................................................. 50
   Section 17.04.  Lessor's Right to Perform for Lessee.................... 50

                                  ARTICLE 18

                          COVENANT OF QUIET ENJOYMENT

   Section 18.01.  Quiet Enjoyment......................................... 51

                                  ARTICLE 19

                   FURTHER ASSURANCES; FINANCIAL INFORMATION

   Section 19.01.  Further Assurances...................................... 51

                                  ARTICLE 20

                                   NET LEASE

   Section 20.01.  Nature of Lease......................................... 52

                                  ARTICLE 21

                               SUCCESSOR LESSOR

   Section 21.01.  Successor Lessor........................................ 53
   Section 22.02.  Lease Subject to Indenture.............................. 53
   Section 22.03.  Consent of Lessee to Assignment of Lease as Security.... 54

                                  ARTICLE 23

                                SECURITY FUNDS

   Section 23.01.  Investment of Security Funds............................ 54

                                  ARTICLE 24

                             CONCERNING THE LESSOR

   Section 24.01.  Lessor's Entry Into Lease............................... 55

                                  ARTICLE 25

                                    NOTICES

   Section 25.01.  Notices................................................. 56

                                    ARTICLE 26

                                  MISCELLANEOUS

   Section 26.01.  Section Heading and Captions............................ 57
   Section 26.02.  References.............................................. 57
   Section 26.03.  APPLICABLE LAW.......................................... 57
   Section 26.04.  Severability............................................ 57
   Section 26.05.  No Oral Modification.................................... 57
   Section 26.06.  Agreement as Chattel Paper.............................. 58
   Section 26.07.  Counterparts and Effective Date......................... 58
   Section 26.08.  Public Release of Information........................... 58

                                  ARTICLE 27

                                  TRUE LEASE

   Section 27.01.  Intent of the Parties................................... 58
   Section 27.02.  Section 1110 Compliance................................. 58

   Schedule I   Definitions
   Schedule II  Basic Rent
   Schedule III Stipulated Loss Values
   Schedule IV  Termination Values

   Exhibit A    Form of Lease Supplement No. 1
   Exhibit B    Form of Purchase Agreement Assignment, Consent and Agreement
                and Engine Consent and Agreement


                                LEASE AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N_____)

         Lease Agreement (this "Lease") made as of _________, 199_, between ____________________, a ______________________, not in its individual capacity except as expressly provided herein but solely as Owner Trustee under the Trust Agreement (as defined in Article 1 below) (the "Lessor"), and FEDERAL EXPRESS CORPORATION, a Delaware corporation (the "Lessee").

                             W I T N E S S E T H :

         WHEREAS, subject to the terms and conditions set forth in the Participation Agreement (as hereinafter defined), the Lessee desires on the Delivery Date (as hereinafter defined) to sell to and lease from the Lessor and the Lessor is willing to purchase from and lease to the Lessee the Aircraft (as hereinafter defined) in accordance with the terms and conditions set forth in this Lease.

         NOW, THEREFORE, in consideration of the mutual promises herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties, the Lessor and the Lessee agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         Unless the context otherwise requires, the capitalized terms herein shall have the meanings given in Schedule II of the Participation Agreement, a copy of which schedule is annexed hereto as Schedule I, for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms defined.


                                   ARTICLE 2

                          ACCEPTANCE UNDER THE LEASE

         Section 2.01. Sale and Lease of Aircraft. The Lessor, subject to satisfaction or waiver of the conditions set forth in this Lease and in the Participation Agreement, hereby agrees to purchase the Aircraft from the Lessee, and the Lessee agrees to sell the Aircraft to the Lessor on the Delivery Date and simultaneously the Lessor agrees to lease the Aircraft to the Lessee, and the Lessee hereby agrees to lease the Aircraft from the Lessor. Such lease shall last for the Term, at all times during which full legal title to the Aircraft shall remain vested in the Lessor (and its successors and permitted assigns) to the exclusion of the Lessee, notwithstanding the possession and use thereof by the Lessee or any other party.

         Section 2.02. Delivery. The Lessor hereby authorizes one or more persons designated by the Lessee as the authorized representative or representatives of the Lessor to accept delivery of the Aircraft. The Lessee hereby agrees that such acceptance by such authorized representative or representatives on behalf of the Lessor shall, without further act, irrevocably constitute acceptance by the Lessee of the Aircraft for all purposes of this Lease. Delivery of the Aircraft to the Lessor shall be at Memphis, Tennessee or at such other place as the parties hereto may agree upon. All costs of placing the Aircraft at Memphis, Tennessee or at such other location for delivery on the Delivery Date shall be borne by the Lessee.

         Section 2.03. Notice of Purchase Price. At least two Business Days prior to the Delivery Date, the Lessee shall give to the Lessor notice of the Aircraft's availability for delivery and sale to the Lessor, which notice shall specify the Purchase Price on the Delivery Date payable by the Lessor pursuant to Section 2.01 of the Participation Agreement. The Lessee's notice shall specify also the manufacturer's serial number of the Airframe and each Engine and the Aeronautics Authority registration number of the Aircraft.

         Section 2.04. Bills of Sale. The Lessee agrees that simultaneously with payment by the Lessor of the Purchase Price on the Delivery Date, the Lessee will deliver to the Lessor the Manufacturer's full warranty bill of sale covering the Aircraft and the Lessee's full warranty bill of sale covering the Aircraft, and will deliver to Special Aviation Counsel for recordation at the FAA Air Registry in Oklahoma City, Oklahoma, the Manufacturer's FAA Bill of Sale for the Aircraft and the Lessee's FAA Bill of Sale for the Aircraft. The Lessee's Bills of Sale shall be executed by the Lessee, as owner of the Aircraft, in favor of the Lessor, shall be dated the Delivery Date, and shall evidence the conveyance to the Lessor of good and marketable title to the Aircraft, free and clear of all Liens whatsoever, except the right of the Lessee under the Lease and the Lease Supplement, the Lien of the Indenture and the rights of the Owner Participant under the Trust Agreement.

         Section 2.05. Method of Payment. The Lessor, subject to satisfaction or waiver of the conditions set forth in this Lease and in the Participation Agreement, shall pay the Purchase Price on the Delivery Date in US dollars in immediately available funds by transfer to such parties and in such amounts as is identified in Section 2.01(b) of the Participation Agreement.

         Section 2.06. Recordation of Lease. Simultaneously with the delivery of the Aircraft hereunder, the Lessee will deliver to Special Aviation Counsel the Lease and Lease Supplement No. 1 for due filing and recordation with the Aeronautics Authority.


                                   ARTICLE 3

                           RENT AND RENT ADJUSTMENT

         Section 3.01. Owner Participant Payments. The Owner Participant has agreed to make available to the Lessor funds sufficient to pay to the Indenture Trustee on the Commencement Date an amount equal to the difference between the amounts scheduled to be paid on the Certificates on such date and the amount of Basic Rent, if any, scheduled to be paid by the Lessee on such date (without regard to Section 3.05 hereof), all in accordance with the provisions of Section 6.03(e) of the Participation Agreement. To the extent such amount is not paid on the Commencement Date, the Lessee shall make a prepayment of Basic Rent equal to such amount and, if not otherwise reimbursed, the Lessee shall have the right to offset such amount pursuant to
Section 3.05 hereof.

         Section 3.02. Basic Rent. The Lessee agrees to pay to the Lessor, on each Rent Payment Date, Basic Rent for the Aircraft during the Basic Term, each payment being set forth on Schedule II hereto opposite the applicable Rent Payment Date, subject to increase or decrease as provided in Section 3.04 of this Lease. Each payment of Basic Rent shall be made in arrears or in advance, and shall apply to a specific time period, all as stated in Schedule II hereto.

         Section 3.03. Supplemental Rent. The Lessee agrees to pay or cause to be paid to the Lessor, or to whomever shall be entitled to it, any and all Supplemental Rent promptly as the same shall become due. If the Lessee fails to pay any Supplemental Rent when due, the Lessor shall have all rights, powers and remedies provided for in this Lease, or by law or equity or otherwise in the case of nonpayment of Basic Rent. The Lessee will also pay to the Lessor, on demand, as Supplemental Rent, to the extent permitted by applicable law, an amount equal to interest at the Past Due Rate on any part of any installment of Basic Rent not paid when due, for any period until the same shall be paid and on any payment of Supplemental Rent not paid when due, for the period until the same shall be paid. The expiration or other termination of the Lessee's obligation to pay Basic Rent shall not limit or otherwise modify the obligations of the Lessee with respect to the payment of Supplemental Rent.

         Section 3.04. Adjustments to Basic Rent, Stipulated Loss Value and Termination Value After the Delivery Date. The percentages for Basic Rent referred to in Schedule II hereto and for Stipulated Loss Value and Termination Value in, respectively Schedule III and Schedule IV hereto shall be adjusted (upward or downward) subject to the minimum value established by
Section 3.05 hereof and the definitions of Stipulated Loss Value and Termination Value to reflect (i) payments pursuant to Section 5 of the Tax Indemnity Agreement by an adjustment of Basic Rent, (ii) any costs and expenses paid by the Lessor pursuant to Section 2.01(h) of the Participation Agreement greater or less than the percentage of the Purchase Price set forth therein, (iii) any Refinancing pursuant to Section 14.01 of the Participation Agreement or (iv) any reoptimization required by the Owner Participant of amounts in excess of the outstanding principal and accrued interest on the Loan Certificates or (v) the Delivery Date being other than __________________. Each such adjustment pursuant to clause (i), (ii), (iii) or (v) of the first sentence of this Section 3.04 shall maintain the Owner's Economic Return (and, while maintaining such Return, minimize the aggregate Net Present Value of Rents to the Lessee). In the event of an adjustment pursuant to clause (iv) of the first sentence of this Section 3.04, the Owner Participant may recalculate Basic Rent as set forth in Schedule II hereto in order to maintain the Owner's Economic Return, and recalculate the Excess Amount set forth in Schedule II hereto, the Stipulated Loss Value percentages set forth in Schedule III hereto and the Termination Value percentages set forth in Schedule IV hereto in a manner consistent with such recalculation of Basic Rent; provided that any such recalculations may not (A) increase the Net Present Value of Rents to the Lessee, (B) increase as of any date the sum of
(1) the Net Present Value of Rents to the Lessee payable through such date plus (2) the present value of the Stipulated Loss Value, or the Termination Value as of such date, in each case discounted to the Delivery Date at the Debt Rate, beyond such net present values as of the Delivery Date, or (C) otherwise result in any adverse impact (including tax consequences) to the Lessee. The Owner Participant shall promptly notify the Lessee and the Lessor and the Lessee shall promptly notify the Owner Participant and the Lessor of the need for any such adjustment. As promptly as feasible after any such notification, the Lessor shall furnish the Lessee with a notice setting forth the amount of any such adjustments together with the calculations upon which the adjustments are based; provided, however, that the Lessor and the Owner Participant shall not be required to disclose to the Lessee in such notice any confidential or proprietary information (including methodology or assumptions) relating to such calculations. At the request and, subject to the next succeeding sentence, expense of the Lessee, the accuracy of the calculation of such adjustments and the consistency of the calculation with the calculation used to determine Basic Rent shall be verified first, by __________________ _____ or such other financial advisor chosen by the Lessee and second, if such adjustments are still believed to be in error, by a firm of nationally recognized independent public accountants selected by the Lessee and, in order to enable them to verify such adjustments, the Owner Participant shall make available to such accountants (for their own confidential use and not to be disclosed to the Lessee or any other Person and subject to the execution of a satisfactory confidentiality agreement) all information reasonably necessary for such verification, including the name of the lease analysis program used by the Owner Participant to calculate such adjustments. The Lessee will pay the reasonable costs and expenses of the verification under this Section 3.04 unless as a result of such verification process by the independent public accountants Basic Rent is adjusted and such adjustment causes the net present value of Basic Rent, computed as of the Delivery Date and discounted at the Debt Rate to decline by 10 or more basis points (in which event the Owner Participant shall pay the reasonable costs and expenses of such verification process). The Lessor and the Lessee shall execute and deliver an amendment to this Lease to reflect each adjustment under this Section 3.04.

         All adjustments under this Section 3.04 shall be consistent with the requirements of Revenue Procedure 75-21 and Revenue Procedure 75-28 as in effect on the Delivery Date (or, in the case of a Refinancing, on the date of such adjustment) and shall not cause the Lease to be a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code (in the case of a Refinancing, as in effect on the date of such adjustment) and shall be made in the same manner that such requirements were satisfied in calculating Basic Rent as originally set forth on Schedule II (provided that the test of Rev. Proc. 75-28, Section 4.08 shall be applied on a prospective basis from the date of such adjustment).

         Section 3.05. Minimum Basic Rent. Notwithstanding any other provisions of the Operative Agreements to the contrary, each installment of Basic Rent due on each Rent Payment Date, shall be, under any and all circumstances, an amount at least sufficient to pay in full any installment of principal of and interest on the Certificates required to be paid pursuant to the Certificates (other than amounts becoming due on account of the exercise of remedies pursuant to Article 17 hereof) on such Rent Payment Date. To the extent that any such scheduled amounts payable by the Owner Participant as referred to in Section 3.01 are not paid when due, for any reason whatsoever, the Lessee shall make a prepayment of Basic Rent in such amounts and on such scheduled due dates. Unless otherwise reimbursed, the Lessee shall be entitled to offset, without limitation of any other rights the Lessee may have against the Lessor for nonpayment of scheduled amounts payable by the Owner Participant as referred to in Section 3.01, against any payments due from the Lessee to the Lessor (including without limitation, Basic Rent and payments due to the Lessor under Article 9 of the Participation Agreement or to the Owner Participant under the Tax Indemnity Agreement and Excepted Payments), until the Lessee has fully offset such prepayment of Basic Rent plus interest thereon at the Corporate Base Rate plus 5% per annum from the date of advance until the date of such offset; provided, however, that in the case of any payment due from the Lessee which is distributable under the terms of the Indenture, the Lessee's right of offset shall be limited to the amount distributable to the Lessor thereunder (and shall not include any amounts distributable to the Indenture Trustee in its individual capacity or to the Holders of the Certificates). No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent to an amount insufficient to pay in full the payments then required to be made on account of the principal of and interest on the Certificates then outstanding.

         Section 3.06. Payment to Indenture Trustee. All Rent payable by the Lessee to the Lessor shall be paid to the Lessor at its principal office at _____________________________________________ , or as the Lessor may otherwise direct, by wire transfer of immediately available funds in Dollars with sufficient information to identify sources and applications of such funds in US Dollars no later than 12:00 noon, ___________ Time on the due date of such payment; provided, however, that so long as the Indenture shall not have been discharged the Lessor hereby directs, and the Lessee agrees, that all Rent (other than Excepted Payments) shall be paid directly to the Indenture Trustee at its principal office at _________________________________________________,
Attention: _________________________________ , or as the Indenture Trustee may otherwise direct by wire transfer of immediately available funds in US Dollars no later than 12:00 noon, _________ Time, on the due date of such payment. In any case where a scheduled Rent Payment Date shall not be a Business Day, such Rent Payment Date shall be adjourned to the next succeeding Business Day.

         Section 3.07. Costs and Expenses. All obligations under this Lease shall be done, performed and complied with at the Lessee's (or any sublessee's) cost and expense, whether or not so expressed, unless otherwise expressly stated to the contrary.


                                   ARTICLE 4

                     RENEWAL OPTIONS AND PURCHASE OPTIONS

         Section 4.01. Renewal Options. (a) Election to Renew. Provided that (i) no Event of Default shall have occurred and be continuing at the time of renewal, (ii) this Lease has not otherwise expired or terminated, and (iii) the Lessee shall not previously have given notice under Section 4.02 during the Basic Term or the Renewal Term in which a notice of renewal under this
Section 4.01 is given, the Lessee may (A) by written notice delivered to the Lessor and the Owner Participant not less than 120 days prior to the end of the Basic Term or the preceding Fixed Renewal Term, as the case may be, elect to extend the Term for ___ Fixed Renewal Term(s) commencing on the expiration of the Basic Term or the preceding Fixed Renewal Term, as the case may be, for a rent equal to the lesser of the then current Fair Market Rental and the Fixed Renewal Rental; and (B) by written notice delivered to the Lessor not less than 120 days prior to the end of the Basic Term or the preceding Renewal Term, as the case may be, elect to extend the Term for a Fair Market Renewal Term commencing on the expiration of the Basic Term or the preceding Renewal Term, as the case may be, for a rent equal to the then-current Fair Market Rental of the Aircraft. The Basic Term may be extended pursuant to the Fair Market Rental option for up to ___ successive one-year periods.

         (b) Terms and Conditions. Each such renewal shall be on the same terms and conditions as provided herein, except that (i) rent for the Aircraft due during each Renewal Term shall be payable semi-annually in arrears on the dates corresponding to the Rent Payment Dates during such Renewal Term, and
(ii) during any Renewal Term, the Stipulated Loss Value for the Aircraft shall as of any Rent Payment Date during the Renewal Term equal a value based on the Fair Market Value of the Aircraft as of the commencement of such Renewal Term assuming the Aircraft is in the condition and repair required to be maintained by the provisions of this Lease.

         Section 4.02. Purchase Option. (a) Election to Purchase. Provided that (i) this Lease has not otherwise expired or terminated, and (ii) the Lessee shall not have previously given notice under Section 4.01(a) hereof within the required notice period pursuant to this Section 4.02(a), the Lessee may:
         (A) by written notice delivered to the Lessor, the Indenture Trustee and the Owner Participant not less than 120 days prior to the applicable Rent Payment Date, elect to terminate the Lease and purchase the Aircraft on any Rent Payment Date on or after the fifth anniversary of the Commencement Date, for, at the Lessee's option, either (1) an amount equal to the greater of the Fair Market Value or the Termination Value on such date or (2)(i) the assumption by the Lessee, pursuant to Section 6.11 of the Participation Agreement, of all of the obligations of the Lessor under the Indenture and the Certificates and (ii) the payment to the Lessor of an amount equal to the excess of (A) the greater of (I) the Termination Value for the Aircraft, computed as of the Termination Date or (II) the Fair Market Value of the Aircraft on the Termination Date, over (B) the unpaid principal of the Certificates plus accrued interest as of such date. Such notice (which shall be revocable by the Lessee upon at least 30 days written notice prior to the applicable Rent Payment Date) shall either direct the Lessor to prepay the Certificates in full on such Termination Date pursuant to Section 6.02 of the Indenture or state that the Lessee shall exercise its option to assume the Certificates pursuant to Section
   6.11 of the Participation Agreement; or

         (B) by irrevocable written notice delivered to the Lessor and the Owner Participant not less than 120 days prior to the Purchase Option Date, elect to terminate the Lease and purchase the Aircraft on the Purchase Option Date for, at the Lessee's option, either (1) an amount equal to the Purchase Option Price, or (2) (i) the assumption by the Lessee, pursuant to
   Section 6.11 of the Participation Agreement of all of the obligations of the Lessor under the Indenture and the Certificates and (ii) the payment to the Lessor of an amount equal to the Purchase Option Price less the unpaid principal of the Certificates plus accrued interest as of such date; or

         (C) by irrevocable written notice delivered to the Lessor and the Owner Participant not less than 120 days prior to the end of the Basic Term or any Renewal Term, elect to terminate the Lease and purchase the Aircraft on the first day following such Basic Term or Renewal Term at a price equal to the Fair Market Value of the Aircraft on such day; provided, however, that the Lessee shall have paid all Rent due and payable under this Lease on or prior to the expiration of any such Renewal Term; or

         (D) in the event of any Significant Expenditure (as defined below) with respect to the Aircraft required at any time on or after the third anniversary of the Commencement Date, elect to terminate the Lease and purchase the Aircraft on any Rent Payment Date occurring after such third anniversary for, at the Lessee's option, the amount specified in either Clause (1) or Clause (2) of Section 4.02(a)(A); it being understood that Fair Market Value for this purpose shall be determined without regard to any Significant Expenditure. For purposes of this paragraph (D) the term "Significant Expenditure" means expenditures in respect of non-severable improvements (i.e. improvements which cannot by the terms of Section 9.02(b) be removed from the Aircraft) which in the Lessee's reasonable judgment would exceed $2,500,000 and which the Owner Participant and the Holder will not permit to be financed on similar terms and conditions then available for similar transactions through the issuance of additional non-recourse notes of the Lessor or through additional equity investments of the Owner Participant or both (it being understood that this Section 4.02(D) shall not impose any obligation on the Owner Participant or the Holder to provide such financing); or

         (E) in the event that a Burdensome Indemnity Payment shall occur at any time on or after the third anniversary of the Commencement Date, elect to terminate the Lease and purchase the Aircraft on the first Rent Payment Date following the date that the Owner Participant provides the Lessee with a written notice (the "Burdensome Indemnity Payment Date") of any Loss (as defined in Section 5 of the Tax Indemnity Agreement) that is a Burdensome Indemnity Payment for, at the Lessee's option, either (1) the payment to the Lessor in immediately available funds of an amount equal to the greater of the Fair Market Value of the Aircraft or the Termination Value for the Aircraft, determined in each case as of such Burdensome Indemnity Payment Date, or (2) the assumption by the Lessee, pursuant to Section 6.11 of the Participation Agreement, of all of the obligations of the Lessor under the Indenture and the Certificates and the payment to the Lessor in immediately available funds of an amount equal to the excess of (A) the greater of (I) the Termination Value for the Aircraft, or (II) the Fair Market Value of the Aircraft, both computed as of the Burdensome Indemnity Payment Date, over (B) the unpaid principal of the Certificates outstanding plus accrued interest as of such date.

         The Lessee shall give the Lessor, the Owner Participant and the Indenture Trustee not less than 120 days prior written notice of its election to terminate pursuant to Sections 4.02(a)(D) and 4.02(a)(E). Such notice shall either direct the Lessor to prepay the Certificates in full on such Termination Date pursuant to Section 6.02 of the Indenture or state that the Lessee shall exercise its option to assume the Certificates pursuant to Section 6.11 of the Participation Agreement. The Lessee's notice pursuant to Sections 4.02(a)(D) and 4.02(a)(E) hereof shall become irrevocable 10 days prior to the Rent Payment Date or the Burdensome Indemnity Payment Date, as the case may be.

         (b) Terms and Conditions. (i) If the Lessee elects to purchase the Aircraft pursuant to Section 4.02(a) hereof, the Lessee shall pay to the Lessor on the applicable termination date by wire transfer of immediately available funds all accrued Basic Rent to and including such purchase date (if payable in arrears but not in advance), the applicable purchase price and all other Supplemental Rent due under this Lease (including, without limitation, the Make-Whole Premium, if any) and amounts due under the Participation Agreement and the Tax Indemnity Agreement, whereupon the Lessor will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens), all of the Lessor's right, title and interest in and to the Aircraft on an "as-is, where is" basis. In connection with such transfer, the Lessee shall prepare and the Lessor shall execute or arrange for the execution of a bill of sale evidencing such transfer and such other documents as the Lessee may reasonably require. In connection with any termination of the Lease, the Lessee shall pay, at the time of the applicable Termination Date, all related reasonable costs and expenses of the Owner Participant, the Lessor, the Indenture Trustee and the Holders. If no purchase under Section 4.02(a) shall have occurred on the applicable purchase date this Lease shall continue in full force and effect as if no notice had been given by the Lessee.

         Section 4.03. Appraisal Procedures. (a) Generally. Whenever Fair Market Rental or Fair Market Value are required to be determined under this Lease (unless otherwise provided herein), they shall be determined by the mutual agreement of the Owner Participant and the Lessee in accordance with the definitions of such terms in Article 1. If the Lessee and the Owner Participant cannot agree within twenty (20) days after the Lessee's notice of election to purchase the Aircraft or notice to extend the Term, as the case may be, such amount shall be determined by independent appraisal conducted by appraisers selected pursuant to Section 4.03(b). At any time prior to final determination of such amount pursuant to Section 4.03(b), the Lessee and the Owner Participant shall be entitled to submit to the appraisers (and shall submit to each other any bids submitted to the appraisers) any bids from unrelated third parties, and such bids shall be accorded the weight such appraisers deem appropriate. The Owner Participant and the Lessee shall each have an opportunity to comment on any such bids after receiving a copy thereof.

         (b) Selection. If an independent appraisal is required pursuant to this Lease, the Owner Participant and the Lessee shall consult for the purpose of appointing a mutually acceptable, qualified aircraft appraiser. If they are unable to agree on a single appraiser within ten (10) Business Days, then the independent appraisal shall be arrived at by mutual agreement of two nationally recognized, independent aircraft appraisers, one chosen by the Owner Participant and one chosen by the Lessee, or, if such appraisers cannot agree on the amount of such appraisal, their appraisals shall be treated in the manner described in Section 4.03(c) hereof with an appraisal arrived at by a third nationally recognized, independent aircraft appraiser chosen by the mutual consent of such two appraisers; provided, however, that if either party shall fail to appoint an appraiser within fifteen (15) Business Days after a written request to do so by the other party, or if such two appraisers cannot agree on the amount of such appraisal and fail to appoint a third appraiser within twenty (20) Business Days after the date of the appointment of the second of such appraisers, then either party may initiate an arbitration proceeding with the American Arbitration Association for purposes of appointing a nationally recognized, independent aircraft appraiser.

         (c) Valuation. If one appraiser is chosen, the value determined by such appraiser shall be final and binding upon the Owner Participant and the
Lessee.   If two appraisers are chosen, one appraiser by the Owner Participant and one by the Lessee, and such appraisers agree on the value, such value shall be final and binding upon the Owner Participant and the Lessee. If three appraisers shall be appointed and the difference between the determination which is farther from the middle determination is more than 125% of the difference between the middle determination and the third determination, then such farther determination shall be excluded, the remaining two determinations shall be averaged, and such average shall be final and binding upon the Owner Participant and the Lessee. Otherwise, the average of all three determinations shall be final and binding upon the Owner Participant and the Lessee.

         (d) Rules of Appraisal. Any appraisal pursuant to this Section 4.03 shall be conducted in accordance with the commercial rules of the American Arbitration Association as then in effect, as modified by this Section 4.03 and the definitions of Fair Market Value and Fair Market Rental. All expenses of any independent appraisal shall be borne by the Lessee, except that each of the Lessee and the Lessor shall bear any fees, costs and expenses of its respective attorneys in connection with such appraisal except in the case of an Event of Default or in the case of a revocation by the Lessee of its election to terminate the Lease pursuant to and permitted by Section 4.02 or
Article 10 hereof, in which case such expenses shall be borne by the Lessee.


                                   ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES

         Section 5.01. Lessor's Representations and Warranties. The Lessor in its individual capacity represents and warrants to the Lessee that on the Delivery Date (i) the Lessor shall have received whatever title to the Aircraft as was conveyed to it by the Lessee, (ii) the Aircraft shall be free of Lessor's Liens attributable to the Lessor in its individual capacity and
(iii) the Lessor in its individual capacity is a Citizen of the United States.

         Section 5.02. Disclaimer of Representations and Warranties. THE LESSEE ACKNOWLEDGES AND AGREES THAT (i) THE AIRFRAME AND EACH ENGINE IS OF A SIZE, DESIGN, AND CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO THE LESSEE, (ii) THE LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE IS SUITABLE FOR ITS PURPOSES, (iii) THE LESSOR IS NOT A MANUFACTURER NOR A DEALER IN PROPERTY OF SUCH KIND AND (iv) THE AIRFRAME AND EACH ENGINE IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS LEASE, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE LESSOR, THE INDENTURE TRUSTEE OR THE OWNER PARTICIPANT. THE LESSOR LEASES THE AIRFRAME AND EACH ENGINE, AS-IS, WHERE-IS, AND NEITHER THE LESSOR, THE INDENTURE TRUSTEE, THE PASS THROUGH TRUSTEE NOR THE OWNER PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL HAVE BEEN DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED, AS TO (A) THE TITLE, AIRWORTHINESS, WORKMANSHIP, CONDITION, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, DESIGN, OPERATION OR MERCHANTABILITY OF THE AIRFRAME, EACH ENGINE OR ANY PART THEREOF, (B) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, (C) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, (D) THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT,
(E) THE LESSOR'S TITLE THERETO, (F) THE LESSEE'S OR ANY SUBLESSEE'S RIGHT TO THE QUIET ENJOYMENT THEREOF (EXCEPT THAT THE LESSOR AGREES NOT TO INTERFERE WITH THE LESSEE'S OR ANY SUBLESSEE'S QUIET ENJOYMENT THEREOF EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE) OR (G) ANY OTHER MATTER WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN THE LESSOR AND THE LESSEE, ARE TO BE BORNE BY THE LESSEE. It is agreed that, as among the Lessor, the Indenture Trustee, the Pass Through Trustee, the Owner Participant and the Lessee, all risks incident to the matters discussed in the preceding sentence are to be borne by the Lessee. The provisions of this Section 5.02 have been negotiated by the Lessor and the Lessee and, except as provided in Section 5.01 hereof, are intended to be a complete exclusion and negation of any representations or warranties of the Lessor, the Indenture Trustee, the Pass Through Trustee and the Owner Participant, express or implied, with respect to the Airframe and each Engine that may arise pursuant to any law now or hereafter in effect, or otherwise.

         Section 5.03. Modification of Other Warranties. None of the provisions of this Article 5 or any other provision of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Lessee, the Manufacturer or the Engine Manufacturer or any of their respective subcontractors or suppliers, with respect to the Airframe, the Engines or any Parts incorporated or installed in or attached to the Airframe or Engines, or to release the Lessee, the Manufacturer or the Engine Manufacturer or any of their respective subcontractors or suppliers from any such representation, warranty or obligation. So long as an Event of Default shall not have occurred and be continuing under this Lease and to the extent permitted under the applicable warranty, patent indemnity, or service-life policy, (i) the Lessor and the Lessee agree that the Lessor shall assign or otherwise make available to the Lessee such rights as the Lessor may have under any warranty, patent indemnity, or service-life policy made or given by the Manufacturer or Engine Manufacturer or any of their respective subcontractors or suppliers, and any other claims against the Manufacturer and Engine Manufacturer or any such subcontractor or supplier with respect to the Aircraft; and (ii) all payments pursuant to any manufacturer's or subcontractor's warranty, patent indemnity, or service-life policy obligation shall be paid to the Lessee for application to the cost of repair or correction of any condition of the Aircraft which gave rise to such payment.


                                   ARTICLE 6

                                     LIENS

         Section 6.01. Liens. The Lessee will not directly or indirectly create, incur, assume or suffer to exist, and will promptly, at its own cost and expense, take such action as may be necessary to discharge, any Lien on or with respect to the Lessor's Estate or this Lease or the Aircraft, the Airframe or any Engine or any Part or title thereto or any interest therein except:

         (a) the respective rights of the Lessor and the Lessee as provided in this Lease, the first and prior perfected security interest and lien of the Indenture and the rights of the Owner Participant, the Lessor and the Indenture Trustee under the Trust Agreement, the Indenture and the Participation Agreement;

         (b) the rights of any assignee, sublessee or transferee under a sublease or an assignment expressly permitted by the terms of this Lease;

         (c) Lessor's Liens and Indenture Trustee's Liens to the extent required to be discharged by the Owner Participant, the Lessor or the Indenture Trustee, as the case may be, in accordance with Sections 6.03(b), 6.04(b) or 6.05(b) of the Participation Agreement;

         (d) Liens for taxes imposed against the Lessor, the Owner Participant, the Indenture Trustee or the Holders, against which the Lessee has not indemnified (and is not obligated to indemnify) the Lessor, the Owner Participant, the Indenture Trustee or the Holders;

         (e) Liens for taxes imposed against the Lessee either not yet due or being contested in good faith by appropriate proceedings so long as such Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or any interest therein;

         (f) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising against the Lessee in the ordinary course of the Lessee's business for amounts the payment of which is either not yet overdue or is being contested in good faith by appropriate proceedings so long as such Liens or proceedings do not involve any danger of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or any interest therein;

         (g) Liens arising from judgment or awards against the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and then only for the period of such stay; and

         (h) the right of any Person (other than the Lessee) to claim a portion of the insurance proceeds received or receivable as a result of an Event of Loss with respect to the Airframe, which right arises out of such Person's having a direct interest in an engine (other than an Engine) installed on the Airframe as a lessor, conditional vendor, owner or otherwise.


                                    ARTICLE 7

                 AIRCRAFT REGISTRATION, MAINTENANCE AND OPERATION

         Section 7.01. Registration, Maintenance and Operation. The Lessee, at its own cost and expense, shall:

         (a) upon payment by the Lessor of the Purchase Price on the Delivery Date, cause the Aircraft to be duly registered in the name of the Lessor as owner, pursuant to the Act and, subject to the proviso to Section 5.03(b) of the Participation Agreement, to remain at all times duly registered pursuant to the Act and at all times act in accordance with the rules and regulations of the Aeronautics Authority or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered in accordance with Section 5.03(b) of the Participation Agreement;

         (b) maintain, service, repair and overhaul the Aircraft (or cause the same to be done) so as to keep the Aircraft (and any engine which is not an Engine but is installed on the Aircraft) in good condition, ordinary wear and tear excepted, and in any event (i) in accordance with the applicable regulations of the applicable Aeronautics Authority or regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered in accordance with Section 5.03(b) of the Participation Agreement and the Lessee's maintenance program approved by the applicable Aeronautics Authority, (ii) in the same manner and with the same care used by the Lessee with respect to other ___________ aircraft and __________________________ engines owned or operated by the Lessee, to the extent that the same regulations, and the Lessee's FAA-approved maintenance program shall apply to any such aircraft and related engines, owned or leased by the Lessee, and utilized in similar circumstances, (iii) so as to keep the Aircraft in such condition as may be necessary to enable its airworthiness certification to be maintained in good standing at all times under the Act or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered, in each case without in any way discriminating against the Aircraft or any part thereof, whether by reason of its leased status or otherwise; and, provided, however, the Lessee shall not be in default of its obligation in this Section 7.01(b)(iii) to maintain the Aircraft's airworthiness certification in good standing if the Aircraft loses its airworthiness certification, such loss is curable and the Lessee undertakes such cure promptly, diligently, and continuously, using its best efforts but, provided, further, that in the event such loss is not a loss of the character described in clause (iv) of the definition of Event of Loss and is not curable or, if curable, has not been cured within twenty-four (24) months of the date the airworthiness certification was lost, the Lease shall terminate on the Rent Payment Date next succeeding the earlier of (1) the date it is determined that the loss of the airworthiness certificate is not curable, or (2) the date twenty-four (24) months after the airworthiness certificate is lost or (3) the last day of the Term whereupon, in any such case, the Aircraft shall be sold within 90 days after the date of such termination in accordance with the procedure set forth in Section 10.01(b) and the Lessee shall make the payments to the Lessor set forth in Section 10.01(c) and provided, that this Lease shall continue in full force and effect until the Aircraft is sold according to such procedures;

         (c) maintain, or cause to be maintained, all records, logs and other materials in respect of the Aircraft required by the Aeronautics Authority, or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered, to be maintained (which records, logs and other materials shall, as between the Lessor and the Lessee and all parties claiming through the Lessee, be the property of the Lessor but shall become the property of the Lessee upon purchase by the Lessee of the Aircraft pursuant to the terms of this Lease or upon the occurrence of an Event of Loss and the Lessee's compliance with Section 11.03 hereof);

         (d) promptly furnish to the Lessor such information within the Lessee's possession as may be required to enable the Lessor to file any reports to be filed by the Lessor with any governmental authority because of the Lessor's ownership of the Aircraft;

         (e) not maintain, service, repair, overhaul, use or operate the Aircraft or any Engine in violation of any airworthiness certificate or registration relating thereto, or in violation of any law or any license, rule, regulation or order of or by any government or governmental authority having jurisdiction over the Lessee or the Aircraft or any Engine or any service bulletin relating to the Aircraft or any Engine or for any purpose for which the Aircraft or any Engine is not designed; provided, however, that the Lessee (or if a sublease shall then be in effect, the sublessee thereunder) may in good faith contest the validity or application of any such law, license, rule, regulation or order in any manner that does not adversely affect the Lessor, its right, title or interest in the Aircraft or any Engine or the interests of the Indenture Trustee or the Owner Participant therein, or in any Operative Agreement (excluding any interests indemnified for under the Tax Indemnity Agreement); and if any such law, license, rule, regulation or order requires alteration of the Aircraft or any Engine, the Lessee will conform therewith at its own cost and expense and will maintain the Aircraft or any Engine, in compliance with such law, license, rule, regulation or order;

         (f) not operate or locate the Airframe or any Engine, or suffer the Airframe or any Engine to be operated or located (x) in any area excluded from coverage by any insurance policy in effect with respect to the Airframe or any Engine required by the terms of Article 13 or (y) in any area that is a war zone or recognized or, in the Lessee's reasonable judgment, threatened area of hostilities, unless the Lessee has obtained, prior to the operation or location of the Airframe or any Engine in such area, indemnification from the Government, or other insurance, against the risks and in the amounts required by, and in compliance with, Article 13 covering such area (except, in the case of a requisition for use by the Government, to the extent that the Lessee certifies that such insurance is unobtainable after diligent effort or is obtainable only at reasonably high rates or on unduly burdensome terms and conditions) (and naming the Lessor, or so long as this Lease is assigned to the Indenture Trustee, the Indenture Trustee, as loss payee in respect of indemnification or insurance payable in respect of casualties to the Aircraft) or unless the Aircraft is only temporarily located in such area as a result of an isolated occurrence attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar unforeseen circumstances and the Lessee is using its good faith efforts to remove the Aircraft from such area.

         Section 7.02. Possession and Permitted Transfer and Sublease. (a) Conditions. The Lessee will not, without the prior written consent of the Lessor and the Owner Participant, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, that, so long as (i) no Event of Default shall have occurred and be continuing, and (ii) the Lessee shall comply with the provisions of Article 13, the Lessee may without the prior written consent of the Lessor and the Owner Participant:

         (i) so long as the sublessee is generally meeting its material obligations as they come due and is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the sublease is entered into, (A) sublease the Aircraft or any Engine to a U.S. Air Carrier as to which there is in force a certificate issued pursuant to Section 401 or Section 408 of the Act, (B) sublease the
   Aircraft to an Air Carrier which is principally based in and domiciled in one of the countries listed on Schedule III of the Participation Agreement,
   (C) sublease the Aircraft to any Air Carrier principally based in and domiciled in a country which, at the inception of such sublease, is a signatory to the Convention on the International Recognition of Rights in Aircraft, or (D) sublease the Aircraft to any other Air Carrier not described in this Section which shall be reasonably acceptable to the Owner Participant and the Indenture Trustee; provided, that, with respect to clauses (B) and (C) above, at the time of any such sublease (other than with respect to Taiwan) the United States of America maintains normal and full with respect to diplomatic relations with the country in which such
   Air Carrier is principally based and domiciled.  In the case of any sublease (w) such sublessee shall operate and maintain the Aircraft in compliance with this Lease, (x) such sublease shall provide that such sublessee will not transfer possession of, or any other rights to, the subleased Airframe or Aircraft to any other person without the prior written consents of the Lessor and the Owner Participant (except as permitted by subparagraphs (ii) and (iii) below), and (y) such sublease shall expire not later than the expiration of the Basic Term or any
   applicable Renewal Term hereof.   Prior to any sublease to an Air Carrier
   permitted under this Section 7.02(a)(i)(C) or (D): (I) the maintenance standards of the aeronautical authority of the country of domicile or principal operation of the sublessee taken as a whole shall be not materially less stringent than those of the FAA and the sublease will provide that the maintenance performed during such sublease will meet in all material respects such maintenance standards; (II) the Lessee will provide opinions of counsel reasonably satisfactory to the Lessor and Owner Participant and the Indenture Trustee with respect to the validity and enforceability of the Operative Agreements and the sublease in such country; and that the laws of such country require fair compensation by the government of such country payable in a currency freely convertible into US Dollars for the loss of the use of the Aircraft in the event of a requisition of use by such government; (III) import and export certificates, if required, shall be procured at the Lessee's own cost and expense by the Lessee; (IV) duties and tariffs, if applicable, shall be paid for by the Lessee; and (V) the Lessee shall effect or cause to be effected at the Lessee's own cost and expense all recordings and filings that are required to continue the Lessor's right, title and interest to the Aircraft and rights under the Lease (and sublease) and to perfect the Lien of the Indenture;

         (ii) subject the Airframe or permit the Airframe to be subjected to normal interchange agreements or subject the Engines or permit any Engine to be subjected to normal interchange or pooling agreements or arrangements, in each case customary in the airline industry, entered into by the Lessee in the ordinary course of its business with any Air Carrier; provided that no transfer of the registration of the Airframe or any Engine shall be effected and that throughout the period that the Airframe or any Engine is subjected to such interchange or pooling agreement or arrangement the terms of this Lease shall be observed; and provided, further, that no such agreement or arrangement contemplates or requires the transfer of title to the Airframe or any Engine, and if the Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Lessee shall comply with Section 11.04 of this Lease in respect of such Engine;

         (iii) deliver or permit the delivery of possession of the Airframe or any Engine to their respective manufacturers or certified maintenance providers for testing, service, repair, maintenance or overhaul work or for alterations or modifications in or additions to the Airframe or Engine to the extent required or permitted by the terms of Article 9 hereof;

         (iv) transfer or permit the transfer of possession of the Airframe or any Engine pursuant to a contract or agreement with the Government or pursuant to the Civil Reserve Air Fleet Program ("CRAF Program") administered pursuant to Executive Order No. 20999, as amended, or any similar or substitute programs, so long as the Lessee (or any permitted sublessee or transferee pursuant to this Section) shall promptly notify the Lessor upon such transfer of possession and provide the Indenture Trustee with the name and address of the Contracting Officer or Representative of the Military Aircraft Command provided, that if such transfer of possession continues beyond the end of the Basic Term or the then-current Renewal Term, the Basic Term or the Renewal Term, as applicable, shall be automatically extended (including the obligation to pay Rent per diem at a rate equal to the average daily Basic Rent over the Basic Term) for up to six (6) months after the end of the Term;

         (v) install or permit the installation of an Engine on an airframe which is owned by the Lessee or any permitted sublessee free and clear of all Liens, except (A) Liens of the type permitted under Section 6.01 hereof, (B) Liens which apply only to the engines (other than an Engine), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe and which do not apply to substantially all of such airframe and (C) the rights of an Air Carrier under normal interchange or pooling agreements which are customary in the airline industry and do not contemplate or require the transfer of title to such airframe or the engines installed on it;

         (vi) install or permit the installation of an Engine on an airframe leased to the Lessee or any permitted sublessee or transferee or purchased by the Lessee subject to a conditional sale or other security agreement, provided that (A) such lease, conditional sale or other security agreement does not cover the Engine so installed and the Lessor and the Indenture Trustee shall have received from the lessor, conditional vendor or secured party of such airframe a written agreement (which may be the lease or conditional sale or other security agreement covering such airframe), whereby such lessor, conditional vendor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time, and (B) such airframe is and remains free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and Liens of the type permitted by subparagraph (v) of this
   Section 7.02(a);

         (vii) install or permit the installation of an Engine on an airframe owned by the Lessee, leased to the Lessee or purchased by the Lessee subject to a conditional sale or other security agreement under circumstances where neither subparagraph (v) nor subparagraph (vi) of this
   Section 7.02(a) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and the Lessee shall comply with Section 11.04 hereof in respect of such Engine, the Lessor not intending to waive any right, title or interest it may have to or in such Engine under applicable law until compliance by the Lessee with such
   Section 11.04; and

         (viii)enter into a wet lease under which the Lessee has effective control of the Aircraft in the ordinary course of the Lessee's business which shall not be considered a transfer of possession hereunder, provided that the Lessee's obligations under this Lease shall continue in full force and effect notwithstanding any such wet lease.

         (b) Rights of Transferee. Notwithstanding the provisions of Section 7.02(a) hereof, the rights of any transferee who takes possession of the Aircraft, the Airframe or any Engine by reason of a transfer permitted by
Section 7.02(a) hereof shall be subject and subordinate to, and any sublease or wet lease permitted by Section 7.02(a) hereof shall be made expressly subject and subordinate to, all the terms of this Lease, including, without limitation, the Lessor's right to repossession pursuant to Article 17 and to avoid such sublease upon such repossession, and the Lessee shall remain primarily liable for the performance of all the terms of this Lease to the same extent as if such sublease or transfer had not occurred. Any such sublease shall include appropriate provisions for the maintenance and insurance of the Aircraft, the Airframe and each Engine in accordance with the provisions of this Lease and shall provide assurances reasonably satisfactory to the Lessor that the sublessee may not further sublease any of such equipment. The Lessee shall notify the Lessor and the Indenture Trustee within 60 days after any sublease and will promptly upon request from the Lessor and the Indenture Trustee provide a copy of any sublease which has a term in excess of six (6) months and deliver to Lessor all other documents required hereunder relating to such sublease or transfer of possession.

         (c) No Release of Lessee/Costs of Subleasing. No sublease, interchange or pooling agreement or other relinquishment of possession permitted under this Article 7 of either the Aircraft, the Airframe or any Engine shall in any way discharge or diminish any of the Lessee's obligations to the Lessor, the Indenture Trustee or the Owner Participant under this Lease, the Participation Agreement or the Tax Indemnity Agreement or extend beyond the end of the Term (except as provided in Section 7.02(a)(iv). Subject to the terms and conditions of this Lease, the Lessee will retain the right to cure any default by any sublessee permitted pursuant to this Section
7.02 and to terminate such sublease upon such default. The Lessee shall pay all costs of the Owner Participant and the Lessor incurred in connection with such subleasing.

         Section 7.03. Insignia. (a) Nameplate. The Lessee agrees to affix to and maintain in the cockpit of the Airframe, in a clearly visible location, and on each Engine, a clearly visible metal nameplate bearing the inscription "_________________ TRUST COMPANY, as Owner Trustee, OWNER AND LESSOR," and, so long as such Airframe or Engines shall be subject to the Lien of the Indenture, the additional inscription "___________________________, AS TRUSTEE, Indenture Trustee."

         (b) Lessee's Marks. During the Term, the Lessee may cause the Aircraft to be lettered "Federal Express Corporation" or may letter, paint or mark it in some other appropriate manner for convenience of identification of the Lessee's interest or the interest of any permitted sublessee (including but not limited to the Lessee's or any permitted sublessee's customary colors and insignia) and to bear insignia plates or other markings identifying the supplier or manufacturer of the Airframe or the Engines or any Parts of either.


                                   ARTICLE 8

                       REPLACEMENT AND POOLING OF PARTS

         Section 8.01. Replacement of Parts. (a) Generally. The Lessee, at its own cost and expense, will replace or cause to be replaced as promptly as practicable all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason, except as otherwise provided in Section 9.01 or 9.02 hereof. In addition, the Lessee may, at its own cost and expense, remove or cause to be removed in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Lessee, except as otherwise provided in Sections 9.01 or 9.02 hereof, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of Liens (except for pooling arrangements to the extent permitted by Section 8.02 hereof and Liens permitted under Section 6.01(f) hereof) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the provisions of this Lease.

         (b) Title. All Parts at any time removed from the Airframe or any Engine shall remain the property of the Lessor until such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or any Engine and which meet the requirements for replacement Parts specified in Section 8.01(a) hereof. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, and without further act (subject only to a pooling arrangement to the extent permitted by Section 8.02 hereof):

         (i) title to the replaced Part shall vest in the Lessee, free and clear of all rights of the Lessor, and shall no longer be deemed a Part under this Agreement;

         (ii)  title to such replacement Part shall vest in the Lessor; and

         (iii) such replacement Part shall become subject to this Lease and to the Lien of the Indenture, and shall be deemed part of the Airframe or such Engine for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

         Section 8.02. Pooling of Parts. Any Part removed from the Airframe or any Engine as permitted in Section 8.01(a) hereof may be subjected by the Lessee to any normal pooling arrangement customary in the airline industry and entered into with other Air Carriers in the ordinary course of the Lessee's business, provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine, as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 8.01(a) hereof may be owned by another Air Carrier subject to such normal pooling arrangement, provided that the Lessee, at its own cost and expense and as promptly as possible, either:
         (a) causes title to such replacement Part to vest in the Lessor in accordance with Section 8.01(b) hereof by the Lessee acquiring title to such replacement Part for the benefit of, and transferring such title to, the Lessor free and clear of all Liens (other than Liens permitted under Section 6.01 hereof); or

         (b) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part owned by the Lessee free and clear of all Liens (other than Liens permitted under Section 6.01 hereof) and by causing title to such further replacement Part to vest in the Lessor in accordance with Section 8.01(b) hereof.

         All replacement Parts shall meet the standards set forth in Section 8.01(a).


                                   ARTICLE 9

                   ALTERATIONS, MODIFICATIONS AND ADDITIONS

         Section 9.01. Required Alterations and Modifications. The Lessee, at its own cost and expense, shall make or cause to be made such alterations and modifications in and additions to the Aircraft as may be required from time to time to meet the applicable requirements of the Aeronautics Authority or any other governmental authority with jurisdiction over the Aircraft and/or the Lessee's operations and aircraft; provided, however, that the Lessee may in good faith contest the validity or application of any such requirements in any reasonable manner that does not adversely affect the Lessor, its title or interest in the Aircraft or any Engine, the first and prior perfected Lien and security interest of the Indenture, or the interests of the Indenture Trustee, the Owner Participant or the Holders of the Certificates in the Aircraft or any Engine, or in any Operative Agreement (excluding any interests indemnified for under the Tax Indemnity Agreement). All such alterations, modifications or additions shall be made on or before the date mandated thereto, taking into account postponements resulting from a contest or otherwise and shall be made at such time and in such a manner so as not to discriminate against the Aircraft whether by reason of its leased status or otherwise. Title to all alterations, modifications and additions made pursuant to this Section 9.01 shall without further act vest in the Lessor and become subject to this Lease.

         Section 9.02. Other Alterations and Modifications. (a) Generally. The Lessee, at its own cost and expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as the Lessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Obsolete Parts, provided that no such alteration, modification, addition or removal shall create any adverse tax consequences for the Owner Participant not otherwise indemnified for, materially diminish the value or utility of the Airframe or any Engine or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification, addition or removal, assuming that the Airframe or such Engine was then in the condition and airworthiness required to be maintained by the terms of this Lease, or cause the Airframe or any Engine to become "limited use property" within the meaning of Revenue Procedure 76-30, 1976-2 C.B. 647, except that the value (but not the utility, condition or airworthiness) of the Airframe or any Engine may be reduced by the value of any such Obsolete Parts which shall have been removed.

         (b) Title to Installed Parts. Title to each Part incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration, modification, removal or addition made pursuant to Section 9.02(a) shall without further act vest in the Lessor and become subject to this Lease; provided, however, that the Lessee may remove any such Part at any time during the Term if:

         (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached or added to the Airframe or such Engine on the Delivery Date or any Part in replacement of, or substitution for, any such Part;

         (ii) such Part is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of
   Article 7 or the first sentence of Section 9.01; and

         (iii) such Part can be removed from the Airframe or such Engine without (A) causing material damage to the Aircraft or diminishing or impairing the utility, condition or airworthiness required to be maintained by the terms of this Lease or (B) diminishing the value or utility which the Airframe or such Engine would have had at such time had such alteration, modification, removal or addition not occurred assuming the Aircraft was then in the condition required to be maintained by the terms of this Lease.

         (c) Title to Removed Parts. Upon the removal by the Lessee of any such Part as provided in subsection (b) above, title thereto shall, without further act, vest in the Lessee and such Part shall no longer be deemed a Part. Any Part not removed by the Lessee as above provided prior to the return of the Aircraft to the Lessor hereunder shall remain the property of the Lessor and subject to this Lease.


                                  ARTICLE 10

                             VOLUNTARY TERMINATION

         Section 10.01.  Right of Termination Upon Obsolescence or Surplus.
(a) Option to Terminate. So long as no Event of Default shall have occurred and be continuing, the Lessee shall have the right, at its option, on any Termination Date, on at least 120 days' prior written notice to the Lessor and the Owner Participant, to terminate this Lease with respect to the lease of the Aircraft as of a Termination Date if the Aircraft shall have become obsolete or surplus to the operations of the Lessee; provided that the Lessee shall have in the event of a termination for obsolescence or surplusage, furnished to the Lessor, the Indenture Trustee and the Owner Participant a certificate of the Lessee's President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer or Assistant Treasurer stating the determination of Lessee that the Aircraft is obsolete or surplus to its needs. The Lessee shall have the right to revoke its notice of termination not less than ten days prior to the proposed Termination Date.

         (b) Sale Procedure. During the period from the giving of notice pursuant to Section 10.01(a) hereof until the proposed Termination Date, the Lessee, as agent for the Lessor, shall use its reasonable efforts to obtain bids for the cash purchase on the proposed Termination Date (or such earlier date as shall be consented to in writing by the Lessor) of the Airframe which shall have the Engines installed thereon (provided that the Airframe may be sold with engines meeting the requirements set forth herein for Replacement Engines in lieu of the Engines so long as the aggregate number of Engines and Replacement Engines being sold with the Airframe equals three), and the Lessor may, if it desires to do so, seek to obtain such bids. The Lessor and the Owner Participant may, upon request, inspect any bids obtained by Lessee. No bid may be submitted by the Lessee, the Lessor or the Owner Participant, any Person, firm or corporation affiliated with the Lessee, the Lessor or the Owner Participant (or with whom or which the Lessee, the Lessor or the Owner Participant has any arrangement or understanding as to the subsequent use of the Aircraft by the Lessee, the Lessor or the Owner Participant or any of their respective Affiliates) or any agent or person acting on behalf of the Lessee, the Lessor or the Owner Participant or any such Person, firm or corporation. The Lessee may reject any bid which is less than the applicable Termination Value. If the Lessor receives any such bid which is higher than the highest cash bid received by the Lessee, the Lessor shall, at least twenty
(20) days prior to the proposed Termination Date, certify to the Lessee in writing the amount and terms of such bid and the name and address of the party submitting such bid. The Lessor may not, less than fifteen (15) days prior to the Termination Date, elect to retain the Aircraft. The Lessee may, not less than ten (10) days prior to the Termination Date, elect to revoke its notice pursuant to Section 10.01(a) hereof. Subject to the provisions of Section
10.02 hereof, on the proposed Termination Date or such earlier date of sale as shall be consented to in writing by the Lessor, the Lessee shall deliver the Airframe which shall have the Engines installed on it (provided that the Airframe may be delivered with engines meeting the requirements set forth herein for Replacement Engines in lieu of the Engines so long as the aggregate number of Engines and Replacement Engines being delivered with the Airframe equals three) to the bidder which shall have submitted the highest cash bid (whether certified to the Lessor by the Lessee or directly received by the Lessor and certified to the Lessee) and shall duly transfer to the Lessor title to any such engines not owned by the Lessor, and the Lessor shall upon payment in full of all amounts due and owing pursuant to Section 10.01(c) hereof, without recourse or warranty (except as to the absence of Lessor's Liens), simultaneously sell the Airframe and Engines or engines to such bidder for the bid price to be paid by wire transfer of immediately available funds.

         (c) Payments to the Lessor. The total selling price realized at a sale pursuant to Section 10.01(b) hereof shall be retained by the Lessor (or the Indenture Trustee, so long as the Indenture is in force) and, in addition, on or before the proposed Termination Date (or any earlier date of sale), the Lessee shall pay to the Lessor, by wire transfer of immediately available funds, the sum of:

         (i) the excess, if any, of the Termination Value for the Aircraft computed as of Prepayment Date over the net proceeds of such sale after deducting all documented costs and expenses incurred by the Lessor and Owner Participant in connection with such sale, provided that such documented costs and expenses shall not be deducted with respect to any broker or finder employed by the Lessor in connection with the sale of the Aircraft and which locates the purchaser for the Aircraft; plus

         (ii) the installment of Basic Rent due with respect to the Aircraft on the Prepayment Date the proposed Termination Date if payable in arrears but not if payable in advance (whether or not the date of sale is on or prior to such Termination Date); plus

         (iii) all other amounts then due and payable by the Lessee under this Lease or any other Operative Agreement (including but not limited to, any Make-Whole Premium) on or prior to the Prepayment Date.

         (d) Transfer of Uninstalled Engines. Upon payment of the amounts described in Section 10.01(c) and upon transfer to the Lessor of title to engines which have been returned in lieu of Engines as provided in Section 10.01(b), and upon payment of all other amounts then due under this Lease, the Lessor will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens), all of the Lessor's right, title and interest in and to any Engines which were replaced with engines pursuant to Section 10.01(b), and shall deliver to the Lessee such instrument as the Lessor shall have received from the Indenture Trustee, releasing such Engines from the Lien of the Indenture.

         (e) Limitation on the Lessor's Duties. The Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take any action in connection with any such sale other than to transfer to the purchaser named in the highest cash bid as referred to above (or to such purchaser and to the Lessee, as the case may be), without recourse or warranty (except as to the absence of Lessor's Liens), all of the Lessor's right, title and interest in and to the Aircraft, against receipt by the Lessor of the payments provided for.

         (f) Termination of the Lessee's Obligations. Upon the sale of the Aircraft pursuant to this Section 10.01 and upon compliance by the Lessee with the further provisions of this Article 10, the obligation of the Lessee to pay Basic Rent with respect to the Aircraft shall cease for any Rent Payment Date (other than any Basic Rent payable in arrears on the Rent Payment Date falling on the Prepayment Date) occurring after the proposed Termination Date and the Term shall end effective as of the proposed Termination Date. If no sale shall have occurred on or before the proposed Termination Date, this Lease shall continue in full force and effect and, for purposes of Section 10.01(a) hereof, it shall be deemed that the Lessee has rescinded its notice of termination.

         Section 10.02. Retention of Aircraft by the Lessor. (a) Generally. Notwithstanding Section 10.01, the Lessor may, subject to Section 10.02(b) hereof, elect to retain the Aircraft after receipt of the Lessee's notice of termination given in accordance with Section 10.01(a), by giving the Lessee and the Indenture Trustee written, irrevocable notice of such election not less than fifteen (15) days prior to the proposed Termination Date. If the Lessor so elects, the Lessee shall pay to the Lessor on the proposed Termination Date, by wire transfer of immediately available funds the sum of:

         (i) the installment of Basic Rent due with respect to the Aircraft on the proposed Prepayment Date if payable in arrears but not if payable in advance (whether or not title to the Aircraft is transferred on or prior to such Termination Date); plus

         (ii) all other amounts then due and payable by the Lessee under this Lease and any other Operative Agreement including, but not limited to, any Make-Whole Premium, on or prior to the Prepayment Date.

         (b) Payment of the Certificates. It shall be an absolute condition precedent to the Lessor's right to retain the Aircraft and to the termination of the Term pursuant to this Section 10.02 that, on the Prepayment Date, the Lessor shall have paid to the Holders of the Certificates and such Holders shall have received the entire outstanding principal amount of, any Make-Whole Premium and accrued interest on the Certificates on the Prepayment Date and all other sums due and owing to the Indenture Trustee and the Holders of the Certificates on or prior to the Prepayment Date under this Lease, the Indenture or any other Operative Agreement. In the case of Make-Whole Premium the Lessor may estimate the Make-Whole Premium to be payable on the Prepayment Date but shall, on the Prepayment Date, pay any additional amounts to reflect the actual Make-Whole Premium.

         (c) Title to Engines. If the Lessor elects to retain the Aircraft pursuant to this Section 10.02, the Lessee shall deliver the Airframe and the Engines (provided that the Airframe may be delivered with engines meeting the requirements set forth herein for Replacement Engines in lieu of the Engines so long as the aggregate number of Engines and engines being delivered with the Airframe equals three) to the Lessor in the same manner as if delivery were made to the Lessor pursuant to Article 12 hereof, and shall duly transfer to the Lessor right, title and interest to any such engines not owned by the Lessor, all in accordance with Article 12 hereof. Upon such delivery of the Airframe and Engines or engines to the Lessor and payment by the Lessee of any amounts required to be paid by the Lessee pursuant to Section 10.02(a) hereof, the Lessor will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens), all of the Lessor's right, title and interest in and to any Engines which were replaced by engines pursuant to this
Section 10.02(c), and shall deliver to the Lessee such instrument as the Lessor shall have received from the Indenture Trustee, releasing such Engines from the Lien of the Indenture.

         (d) Termination of the Lessee's Obligations. Upon compliance by the Lessor and the Lessee with the provisions of this Section 10.02 and upon compliance by the Lessee with the further provisions of this Article 10, the obligation of the Lessee to pay Basic Rent with respect to the Aircraft shall cease for any Rent Payment Date (other than Basic Rent payable in arrears on the Rent Payment Date that is the Payment Date) occurring after the proposed Termination Date and the Term shall end effective as of the proposed Termination Date.

         Section 10.03. Voluntary Termination as to Engines. So long as no Event of Default shall have occurred and be continuing, the Lessee shall have the right at its option and at any time, on at least sixty (60) days' prior written notice to the Lessor, to terminate this Lease with respect to any Engine not then installed or held for use on the Airframe, provided that prior to the date of such termination, the Lessee shall comply with the terms of
Section 11.04 hereof to the same extent as if an Event of Loss had occurred with respect to such Engine.


                                  ARTICLE 11

                        LOSS, DESTRUCTION, REQUISITION

         Section 11.01. Lessee's Election Rights. The Lessee shall notify the Lessor as soon as practicable but in no event more than 10 Business Days following the occurrence of an event which constitutes or might constitute an Event of Loss with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe. By written notice to the Lessor and the Owner Participant given within 60 days of the occurrence of any Event of Loss, the Lessee shall elect the alternative set forth in Section
11.02 hereof or the alternative set forth in Section 11.03 hereof. The Lessee's failure to make such election within said 60 days shall be deemed to be an election of the alternative set forth in Section 11.02 hereof.

         Section 11.02. Payment of Stipulated Loss Value. (a) The Lessee shall, if it has so elected, pay to the Lessor, by wire transfer of immediately available funds on a Stipulated Loss Value Determination Date designated by the Lessee upon 30 days irrevocable notice, but in no event later than 180 days following the occurrence of the Event of Loss (the "Loss Payment Date"), the sum of (A) the Stipulated Loss Value for the Aircraft, determined as of the Stipulated Loss Value Determination Date next preceding the Loss Payment Date (or, if the Loss Payment Date occurs on a Stipulated Loss Value Determination Date, determined as of such Stipulated Loss Value Determination Date) together with interest on such amount at the Debt Rate from such Stipulated Loss Value Determination Date to the Loss Payment Date, plus (B) any and all Basic Rent due and payable on or prior to the relevant Stipulated Loss Value Determination Date and unpaid, plus (C) any and all Supplemental Rent due and payable on or prior to such Loss Payment Date minus
(D) if the relevant Stipulated Loss Value Determination Date is a Rent Payment Date, the portion, if any, of the Basic Rent installment due and paid by the Lessee on such Stipulated Loss Value Determination Date pursuant to Section
3.02 hereof to the extent such Basic Rent installment (or portion thereof) is designated on Schedule II hereto as being payable in advance, together with an imputed interest amount in respect of such advance payment of Basic Rent (or portion thereof) at the Debt Rate from the date of payment of such Basic Rent installment (or portion thereof) by the Lessee to the Loss Payment Date.

         (b) Termination of Lease; Title Transfer. Upon payment in full of the amounts due pursuant to Section 11.02(a), the obligation of the Lessee to pay Basic Rent on any Rent Payment Date occurring subsequent to the payment of such amounts shall terminate and the Term shall end. Further, upon such payment, the Lessor will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens), all of the Lessor's right, title and interest, if any, in and to the Airframe, Engines and engines with respect to which such Event of Loss occurred, as well as all of the Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but not installed on the Airframe when such Event of Loss occurred, and will deliver to the Lessee such instrument as the Lessor shall have received from the Indenture Trustee, releasing such Aircraft from the Lien of the Indenture.

         Section 11.03. Replacement of Airframe and Engines. (a) Generally. So long as no Event of Default shall have occurred and be continuing, and subject to Section 11.01 hereof, if the Lessee has elected to replace the Airframe and Engines pursuant to this Section 11.03, the Lessee shall cause to be duly conveyed to the Lessor within one hundred and eighty (180) days after the occurrence of such Event of Loss, as replacement for the Airframe and Engines with respect to which an Event of Loss as described in Section 11.01 hereof has occurred, good and marketable title to a [Make/Model] airframe and good and marketable title to a number of engines equal to the number of Engines with respect to which an Event of Loss has occurred of the same or an improved make and model, owned by the Lessee free and clear of all Liens not excepted in Section 6.01 hereof, duly certified as an airworthy aircraft by the Aeronautics Authority and having a value and utility at least equal to, and being in as good operating condition as, the Airframe and Engines with respect to which such Event of Loss occurred, assuming that the Airframe and Engines were then in the condition and airworthiness required to be maintained by the terms of this Lease immediately prior to the occurrence of such Event of Loss. In such case and as a condition to such substitution the Lessee, at its own cost and expense, will also promptly:

         (i) furnish the Lessor with originals of, and the Indenture Trustee with copies of, bills of sale, in form and substance satisfactory to the Lessor and the Indenture Trustee, with respect to such replacement airframe and engines;

         (ii) cause such replacement airframe and engines to be duly registered in the name of the Lessor pursuant to the Act or the applicable laws of any other jurisdiction in which the Aircraft may then be registered in accordance with Section 5.03(b) of the Participation Agreement;

         (iii) cause a Lease Supplement with respect to such replacement airframe and engines to be duly executed by the Lessee and recorded pursuant to the Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 5.03(b) of the Participation Agreement;

         (iv) furnish the Lessor with a certificate of a nationally recognized aircraft appraiser reasonably satisfactory to the Indenture Trustee and the Owner Participant certifying that such replacement airframe and engines have a value and utility at least equal to, and are in as good operating condition as, the Airframe and Engines replaced, assuming such Airframe and Engines were in the condition and repair required by the terms of this Lease immediately prior to the occurrence of such Event of Loss;

         (v) furnish the Lessor with such evidence as the Lessor or the Indenture Trustee may reasonably request of compliance with the insurance provisions of Article 13 with respect to such replacement airframe and engines;

         (vi) provide the Owner Participant and the Lessor with (A) an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Owner Participant and the Lessor) that it will suffer no adverse tax consequence not otherwise indemnified for as of the Delivery Date as a result of such substitution or (B) a satisfactory indemnity for such consequences;

         (vii) comply with the provisions of Section 9.08 of the Indenture;

         (viii)cause an Indenture Supplement with respect to such replacement airframe and engines to be duly executed by the Lessor and the Indenture Trustee and recorded pursuant to the Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 5.03(b) of the Participation Agreement in order that the Lien of the Indenture shall constitute a first and prior perfected Lien and security interest on and in respect of such replacement airframe and engines; and

         (ix) take such other action, including the filing of UCC financing statements naming the Indenture Trustee as a secured party with the Secretary of State of Delaware, as the Lessor or the Indenture Trustee may reasonably request in order that such replacement airframe and engines shall be duly and properly titled in the Lessor, leased under this Agreement and subjected to the Lien of the Indenture to the same extent as the replaced Airframe and Engines.

         (b) Title to Replaced Equipment. Upon compliance by the Lessee with the terms of Section 11.03(a) hereof, the Lessor will transfer to the Lessee (subject to any insurer's salvage rights), without recourse or warranty (except as to the absence of Lessor's Liens), all of the Lessor's right, title and interest, if any, in and to the Airframe and Engines with respect to which such Event of Loss occurred. Any Engine constituting part of the Aircraft, but not installed on the Airframe when such Event of Loss occurred, shall continue to be property of the Lessor and leased under this Lease as part of the same equipment as the replacement airframe and engines.

         (c) Definitions. Each replacement airframe and engine shall be deemed part of the property leased under this Lease, each such replacement airframe shall be deemed an "Airframe," each such replacement engine shall be deemed an "Engine" and each such replacement airframe and engine shall be deemed part of the same Aircraft as was the Airframe or Engine replaced.

         (d)  Rent Adjustments.  An Event of Loss covered by this Section
11.03 shall not result in any change in Basic Rent, Stipulated Loss Values, Termination Values or Purchase Option Price other than adjustments properly made pursuant to the Tax Indemnity Agreement and the Participation Agreement subject to the provisions of Section 3.05 hereof.

         Section 11.04. Event of Loss with Respect to an Engine. (a) Generally. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Lessee shall give the Lessor and the Indenture Trustee prompt written notice thereof and shall, as soon as practicable but in any event within one hundred and twenty (120) days after the occurrence of such Event of Loss, duly convey or cause to be conveyed to the Lessor, a replacement for the Engine with respect to which such Event of Loss occurred, good and marketable title to a replacement engine, free and clear of all Liens not excepted in Section 6.01 hereof and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms of this Lease immediately prior to the occurrence of such Event of Loss. The standards set forth in this Section with respect to Replacement Engines shall apply upon any replacement or substitution of an Engine with a Replacement Engine pursuant to any other provision of this Lease.

         (b) Conditions Precedent. Prior to or at the time of any conveyance of an Engine pursuant to Section 11.04(a) hereof, the Lessee, at its own cost and expense will:

         (i) furnish the Lessor with, and the Indenture Trustee with copy of a bill of sale, in form and substance satisfactory to the Lessor, with respect to such Replacement Engine;

         (ii) cause a Lease Supplement covering such Replacement Engine to be duly executed by the Lessee and filed for recordation pursuant to the Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 5.03(b) of the Participation Agreement;

         (iii) furnish the Lessor with such evidence of compliance with the insurance provisions of Article 13 hereof with respect to such Replacement Engine as the Lessor or the Indenture Trustee may reasonably request;

         (iv) furnish the Lessor and the Indenture Trustee with a certificate of an aircraft advisor reasonably satisfactory to the Owner Participant (who must be a nationally recognized aircraft authority) certifying that such Replacement Engine has a value and utility at least equal to, and is in as good operating condition as, the Engine replaced, assuming such Engine was in the condition and repair required by the terms of this Lease immediately prior to the occurrence of such Event of Loss;

         (v) provide the Owner Participant and the Lessor with (A) an opinion of counsel (which counsel and opinion shall be reasonably satisfactory to the Owner Participant and the Lessor) that it will suffer no adverse tax consequences not otherwise indemnified for as of the Delivery Date as a result of such substitution or (B) a satisfactory indemnity for such consequences;

         (vi)  comply with the provisions of Section 9.08 of the Indenture;

         (vii) cause an Indenture Supplement with respect to such Replacement Engine to be duly executed by the Lessor and the Indenture Trustee and recorded pursuant to the Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may be registered as permitted by Section 5.03(b) of the Participation Agreement in order that the Indenture shall constitute a first and prior and perfected Lien and security interest on and in respect of such Replacement Engine; and

         (viii)take such other action, including the filing of UCC financing statements naming the Indenture Trustee as Secured Party with the Secretary of State of Delaware, as the Lessor or the Indenture Trustee may reasonably request in order that such Replacement Engine be duly and properly titled in the Lessor, leased under this Lease and subjected to the Lien of the Indenture to the same extent as the replaced Engine.

         (c) Title Transfer. Upon compliance by the Lessee with the terms of Sections 11.04(a) and (b) hereof, the Lessor will transfer to the Lessee (subject to any insurer's salvage rights), without recourse or warranty (except as to the absence of Lessor's Liens), all of the Lessor's right, title and interest, if any, in and to the Engine with respect to which such Event of Loss occurred, and will deliver to the Lessee such instrument as the Lessor shall have received from the Indenture Trustee, releasing such Engine from the Lien of the Indenture. Each Replacement Engine shall, after such conveyance, be deemed part of the property leased under this Lease. An Event of Loss covered by this Section 11.04 shall not result in any change in Basic Rent, Stipulated Loss Values, Termination Values or Purchase Option Price, but may result in payments to be made pursuant to the Tax Indemnity Agreement and the Participation Agreement.

         Section 11.05. Application of Payments from the Government or Others. (a) Generally. Any payments (other than insurance proceeds the application of which is provided for in Section 13.03 hereof) received at any time by the Lessor or by the Lessee from any governmental authority or any other party, foreign or domestic, with respect to an Event of Loss resulting from the condemnation, confiscation, theft or seizure of, or requisition of title to or use of, the Airframe or any Engine will be applied, as appropriate, in accordance with Section 11.05(b) or Section 11.05(c) hereof.

         (b)  Payments of Stipulated Loss Value.  If the payments described in
Section 11.05(a) hereof are received with respect to the Airframe or with respect to the Airframe and Engines or engines then installed on the Airframe and the Lessee has elected the alternative set forth in Section 11.02 hereof, so much of such payments as shall not exceed the amount required to be paid by the Lessee pursuant to Section 11.02 hereof shall be paid to the Lessor in reduction of the Lessee's obligations under Section 11.02 hereof if not already paid by the Lessee, or, if such obligations have already been discharged in full by the Lessee, such payments shall be applied to reimburse the Lessee for its payment of such Stipulated Loss Value and, if and to the extent specifically included in such payment, to pay to the Lessee interest on such amount of Stipulated Loss Value at the rate included in such payment if any, or otherwise at the Debt Rate, for the period from the date of payment by the Lessee of the Stipulated Loss Value to the date of reimbursement of the Lessee under this Section 11.05(b). The excess, if any, remaining after such application shall be divided between the Lessor and the Lessee as their respective interests may appear.

         (c) Payment if the Lessee Elects Replacement. If the payments described in Section 11.05(a) hereof are received with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe and the Lessee has elected the alternative set forth in Section
11.03 hereof, or if such payments are received with respect to an Engine not then installed on the Airframe under the circumstances contemplated by Section
11.04 hereof, all such payments shall be paid over to or retained by the Lessee, provided that the Lessee shall have fully performed its obligations pursuant to Section 11.03 or Section 11.04 hereof, as the case may be, with respect to the Event of Loss for which such payments are made.

         Section 11.06. Requisition of an Airframe and the Installed Engines for Use by Government. In the event of the requisition for use by the Government or any other government of registry of the Aircraft, or any agency or instrumentality thereof of the Airframe and the Engines or engines then installed on the Airframe during the Term, which requisition does not constitute an Event of Loss, the Lessee shall promptly notify the Lessor of such requisition and all of the Lessee's obligations under this Lease with respect to such Airframe and Engines or engines shall continue to the same extent as if such requisition had not occurred except to the extent that any failure or delay in the performance or observance of such obligations (other than obligations for the payment of Rent) by the Lessee shall have been caused by such requisition. All payments received by the Lessor, the Lessee or any permitted sublessee or transferee from the Government or other government of registry of the Aircraft or any agency or instrumentality thereof for the use of the Airframe and Engines or engines during the Term (other than any such requisition which constitutes an Event of Loss, as to which the provisions of
Section 11.05 shall govern) shall, so long as no Event of Default shall have occurred and be continuing (otherwise such proceeds shall be held pursuant to Section 23.01 as security for the Lessee's obligations hereunder and under the Participation Agreement), be paid over to, or retained by the Lessee or such permitted sublessee or transferee. All payments received by the Lessor, the Lessee or any such permitted sublessee or transferee from the Government or government of registry or any agency or instrumentality thereof for the use of the Airframe and Engines or engines after the Term shall be paid over to, or retained by, the Lessor (or the Lessee if it shall have purchased the Lessor's interest therein in accordance with the provisions hereof).

         Section 11.07. Requisition for Use by Government of an Engine Not Installed on the Airframe. In the event of the requisition for use by the Government or any other government of registry of the Aircraft or any agency or instrumentality thereof of any Engine not then installed on the Airframe, the Lessee shall replace such Engine by complying with the terms of Section
11.04 hereof to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by the Lessor or the Lessee from the Government or other government of registry or any instrumentality thereof with respect to such requisition shall, so long as no Event of Default shall have occurred and be continuing (otherwise such proceeds shall be held pursuant to Section 23.01 as security for the Lessee's obligations hereunder and under the Participation Agreement), be paid over to or retained by the Lessee, provided that the Lessee shall have fully performed its obligations under Section 11.04 hereof.

         Section 11.08. Application of Payments During Existence of Certain Defaults. Any amount referred to in Section 11.05, 11.06 or 11.07 hereof which is payable to the Lessee shall not be paid to the Lessee, or, if it has been previously paid directly to the Lessee, shall not be retained by the Lessee, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to the Indenture Trustee so long as the Lien of the Indenture is in effect and, after the Lien of the Indenture shall be paid to and held by the Lessor as provided in Article 23 hereof as security for the obligations of the Lessee under this Agreement, and at such time as there shall not be continuing any such Event of Default, such amount shall be paid to the Lessee.

                                  ARTICLE 12

                              RETURN OF AIRCRAFT

         Section 12.01. Return of Aircraft. Unless the Aircraft is purchased by the Lessee as provided in Section 4.02 hereof, at the end of the Term, or upon the termination of this Lease pursuant to Article 10 hereof, the Lessee, at its own cost and expense, will return the Aircraft by delivering it to the Lessor on the last day of the Term or on the Termination Date, as the case may be, at a location and in accordance with the delivery instructions of the Lessor, but on a route determined by Lessee, which may be the Lessee's principal maintenance facility in Memphis, Tennessee or such other location within or outside of the continental United States (or on Lessee's route structure as in effect on the return date), the Airframe thereof fully equipped with the same number of Engines of the same or an improved make and model as were delivered on the Delivery Date (or Replacement Engines), free and clear of all Liens (other than Lessor's Liens), it being understood that all such Engines so returned shall be of identical make and model. The Lessor will give the Lessee at least ten (10) Business Days prior written notice of the place of such return; provided, however, that if the Lessor shall have made the request for storage pursuant to Section 12.06 hereof, the Lessee shall return the Aircraft to the Lessor at the site of the storage.

         Section 12.02. Return of Engines. If any engine not owned by the Lessor shall be delivered with the Airframe as set forth in Section 12.01 hereof, the Lessee, concurrently with such delivery, will, at its own cost and expense furnish the Lessor with (i) a full warranty bill of sale, in form and substance reasonably satisfactory to the Lessor, with respect to such engine,
(ii) an opinion of the Lessee's counsel to the effect that, upon such return, the Lessor will acquire full right, title and interest to such engine and
(iii) a certificate as described in Section 11.04(b)(iv) hereof. The Lessee shall take such other action as the Lessor may reasonably request in order that such Replacement Engine shall be duly and properly titled in the Lessor, and the Lessor will then (i) transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens), all the Lessor's right, title and interest in and to any Engine in lieu of which a Replacement Engine has been delivered pursuant to Section 12.01, and (ii) deliver to the Lessee such instrument as the Lessor shall have received from the Indenture Trustee, releasing such Engine from the Lien of the Indenture.

         Section 12.03. Return of Manuals. Upon the return of the Aircraft, the Lessee shall deliver to the Lessor all logs, manuals, certificates and technical data, and inspection, modification and overhaul records pertaining to the Airframe, Engines or engines, which are then in the Lessee's or any sublessee's possession and reasonably required for the further sale or lease by the Lessor of the Aircraft, Engines or engines or which are required to be maintained with respect thereto under applicable rules and regulations of the Aeronautics Authority.

         Section 12.04. Condition of Aircraft. (a) Required Condition. The Aircraft when returned to the Lessor shall, at the Lessee's own cost and expense, meet the following requirements:

         (i) it shall be registered in the name of the Lessor pursuant to the Act;

         (ii) it shall be clean by airline and cargo handling operating standards;

         (iii) the Airframe shall be returned with the Engines, or any replacements thereto as herein authorized, provided that the Airframe shall have an aggregate of _______ Engines (as herein authorized under Section 12.02 hereof) installed thereon, together with the equipment, accessories or parts installed thereon on the Delivery Date or replacements therefor (as herein authorized) and alterations, modifications and additions thereto made in accordance with the provisions of this Lease;

         (iv) it shall be in the condition required by Section 12.04(b) hereof, and otherwise be in as good condition as when delivered to the Lessor by the Lessee, ordinary wear and tear excepted;

         (v) it shall have a currently effective airworthiness certificate issued by the Aeronautics Authority;

         (vi) it shall comply with any then applicable rules and regulations imposed by the Aeronautics Authority and, without limitation of the foregoing, terminate all Aeronautics Authority airworthiness directives and all mandatory service bulletins of, and mandatory modifications required by, the Aeronautics Authority or any manufacturer of the Airframe or Engine, or other manufacturer of an engine then installed on the Airframe (in compliance with Section 12.02 hereof) applicable to the Aircraft and required to be terminated during the Term of the Lease pursuant to Section
   9.01 hereof and each Engine shall be serviceable in accordance with the Lessee's Aeronautics Authority approved maintenance program;

         (vii) it shall be free and clear of all Liens and rights of others (other than the Lessor's Liens) including, without limitation, rights of third parties under pooling, interchange and other agreements referred to in Section 7.02(a) hereof;

         (viii)it shall be in a standard cargo configuration; and

         (ix) it shall not be subject to a use prohibition of the character described in clause (iv) of the definition of "Event of Loss"; provided, however, that if such a use prohibition shall have occurred and be continuing and shall be curable by action by the Lessee and the Lessee shall be undertaking such cure promptly, diligently and continuously, using its best efforts, then the Lessee shall have a period of eighteen (18) months from the date of such prohibition to effect such cure and the provisions of Section 12.05(c) hereof shall apply throughout such period.

         (b) Remaining Time. If, at the time of return of the Aircraft, the Airframe is not being maintained under a continuous maintenance program, then the Airframe shall have remaining until the next scheduled "C" check at least 25% of the allowable hours between "C" checks permitted under the Lessee's FAA-approved maintenance program. If, at the time of return of the Aircraft the Airframe is subject to a continuous maintenance program, there will be no time-before-overhaul requirement. If, at the time of return of the Aircraft, the Engines are not being maintained under an on-condition maintenance program, then the average number of hours on such Engines remaining until the next scheduled engine heavy maintenance visit shall be at least 25% of the allowable hours between engine heavy maintenance visits permitted under the Lessee's FAA-approved maintenance program. If, at the time of return of the Aircraft, the Engines are subject to an on-condition maintenance program, there will be no time-before-overhaul requirement. With respect to maintenance under the Lessee's maintenance program approved by the Aeronautics Authority, the Lessee shall have treated the Aircraft in a nondiscriminatory manner with other [Make/Model] aircraft in the Lessee's fleet, and the Aircraft shall be free and clear of all Liens and rights of others other than the Lessor's Liens and shall be in compliance in every material respect with the Lessee's maintenance program as if the Term were not ending.

         Section 12.05. Delayed Return of Aircraft. (a) If the return of the Aircraft to the Lessor in compliance with the terms of this Lease shall be delayed beyond the scheduled end of the Term because of the occurrence of an event described in clause (iii)(B) of the definition of Event of Loss, this Lease shall not terminate but shall continue in full force and effect until the earlier to occur of the return of the Aircraft or the expiration of the six-month period (or such shorter period referred to in said clause (iii)(B)) after the scheduled end of the Term, provided that (i) Stipulated Loss Value and Termination Value during such extension shall be an amount determined in accordance with Section 4.01(b) hereof, (ii) the Lessee shall pay on demand, as Basic Rent for each day of such delay and this Lease shall continue, an amount equal to the daily equivalent of the average Basic Rent paid during the Basic Term and any then expiring Renewal Term, in each case with such Basic Rent to include for this purpose the amounts referred to in Section 3.01 hereof, and (iii) neither the Lessee nor any other Person shall use or operate the Aircraft in any manner, except pursuant to the activation of the Civil Reserve Airfleet Program.

         (b) If, in the case of a delay in return pursuant to paragraph (a) above, at the expiration of the six-month period following the scheduled end of the Term the Aircraft has not been returned to the Lessor, an Event of Loss shall be deemed to have occurred on the date of expiration of such six month period (or such shorter period referred to in paragraph (a) above) and on such date (or at such earlier date as an Event of Loss pursuant to clause (iv) of the definition of Event of Loss shall have occurred) the Lessee shall pay to the Lessor the Stipulated Loss Value for the Aircraft determined as of such date; provided, however, that the Lessor shall have the right to waive payment of Stipulated Loss Value upon return of the Aircraft by the Lessee to the Lessor and acceptance thereof (subject to any use prohibition of the character described in clause (iv) of the definition of Event of Loss).

         (c) In any other situation in which the Aircraft is not returned to the Lessor upon the expiration of the Term (other than due to a purchase of the Aircraft by the Lessee pursuant to this Lease or by a purchaser under
Article 10), the Lessee shall pay on demand as Basic Rent for each day of such delay and this Lease shall continue, an amount equal to the daily equivalent of the average Basic Rent paid during the Basic Term and any then expiring Renewal Term, in each case with such Basic Rent to include for this purpose the amounts referred to in Section 3.01 hereof.

         Section 12.06. Storage. Upon any expiration or termination of this Lease, at the written request of the Lessor given at least 15 days prior to such expiration or termination, the Lessee will arrange, or will caused to be arranged, at no charge to the Lessor (subject, however, to the last sentence of this Section 12.06), storage at a ramp storage facility for the Aircraft at the Lessee's principal maintenance facilities in Memphis, Tennessee or one of the Lessee's other maintenance facilities or at a location selected by the Lessee used as a location for the parking or storage of aircraft for a period of up to 30 days, if such storage is available. At the end of such 30 day
period, if the Lessor so requests within   days of before the end of such
period, the Lessee will continue to provide such storage at such facility or location for an additional 30 days at the Lessor's expense. If the Lessee is required to move the Aircraft from one storage facility to another, such move shall be at the risk and expense of the Lessor. The maintenance and risk of loss of, and responsibility for obtaining insurance on, the Aircraft shall be the responsibility of the Lessor during any period of storage.

         Section 12.07. Special Markings. If requested by the Lessor, the Lessee shall, at the Lessee's cost, remove or paint over all insignias and other distinctive markings of the Lessee or any sublessee on the Aircraft.

         Section 12.08. Lessor's Option to Purchase Parts. At any time after the Lessee has advised the Lessor that it has determined not to renew this Lease or purchase the Aircraft, or the Aircraft is otherwise to be returned to the Lessor, the Lessee shall advise the Lessor of any Part which the Lessee intends to remove as provided in Section 9.02(b) above, and the Lessor may, at its option, upon 30 days notice to the Lessee, purchase any or all of such nonproprietary Parts from the Lessee upon the expiration of the Term at their then Fair Market Value determined in accordance with the provisions of Section
4.03 hereof.


                                  ARTICLE 13

                                   INSURANCE

         Section 13.01. Public Liability and Property Damage Liability Insurance. (a) Public Liability and Property Damage Liability Insurance.
The Lessee, at its own cost and expense, will maintain or cause to be maintained with respect to the Aircraft, comprehensive aircraft liability insurance including, without limitation, passenger legal liability and property damage liability insurance and cargo legal liability in such amounts, against such risks (including, without limitation, contractual liability and war risk and allied perils liability with respect to similar aircraft and engines which comprise the fleet of the Lessee), with such retentions as the Lessee customarily maintains (subject to the limitations set forth in Section
13.06 hereof), and with such insurers (which shall be insurers of recognized responsibility), and such insurance against such other risks as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Lessee and owning or operating aircraft and engines similar to the Aircraft and Engines; provided that such insurance shall not be in amounts less than the amount per occurrence as shall have been agreed to on the Delivery Date by the Owner Participant, Indenture Trustee and the Lessee unless the Aircraft is not operated and appropriate liability insurance for the Aircraft on the ground is maintained; provided that in no event shall the limits of liability for all public liability insurance be less than the amount, per occurrence, as set forth on the insurance certificate delivered on the Delivery Date unless the Aircraft is not operated and appropriate insurance for the Aircraft on the ground is maintained.

         (b) Government Indemnification. Notwithstanding Section 13.01(a), in the event of the requisition for use by the Government of the Airframe or the Airframe and the Engines or engines then installed on the Airframe, the Lessee shall maintain throughout the period of such requisition such insurance as would otherwise be required under this Section 13.01 (except to the extent that the Lessee certifies that such insurance is unobtainable after diligent effort or is obtainable only at unreasonably high rates or on unduly burdensome terms and conditions), provided that the Lessor shall accept, in lieu of such insurance coverage, indemnification or insurance from the Government which is substantially the same as otherwise required under this
Article 13.

         (c) Policy Terms. Any policy of insurance carried and maintained in accordance with this Section 13.01, and any policy taken out in substitution or replacement for any such policy subject to the terms, conditions and limitations thereof, shall:

         (i) name or be amended to name the Lessor in its individual capacity and as owner of the Aircraft, the Indenture Trustee in its capacity as such and the Owner Participant and each of their respective officers and directors in their respective capacities as such as additional insureds (hereinafter in this paragraph (c) sometimes referred to as "Additional Insured");

         (ii) provide that, in respect of the interest of any Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of the Lessee or any Additional Insured as defined under the policy of insurance required under this Section 13.01 (other than such Additional Insured) and shall insure each Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee or any Additional Insured (other than such Additional Insured) as defined under the policy of insurance required under this Section 13.01;

         (iii) provide that if such insurance is cancelled for any reason, or any substantial change is made in the policies which adversely affect the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured or Loss Payee for thirty (30) days (except in the case of war risk coverage in which event the applicable period shall be seven (7) days or such other period as may be customary) after receipt by each such Additional Insured of written notice from such insurers of such cancellation, change or lapse;

         (iv) provide that no Additional Insured shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance;

         (v) provide that the insurers shall waive any rights of subrogation against the Additional Insured, to the extent that the Lessee has waived its rights under this Lease; provided that the exercise by insurers of rights of subrogation derived from rights retained by the Lessee shall not, in any way, delay payment of any claim that would otherwise be payable by such insurers but for the existence of rights of subrogation derived from rights retained by the Lessee;

         (vi) provide that such insurer shall waive the right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured;

         (vii) provide that all of the provisions of such policy shall operate in the same manner as if there were a separate policy covering each Additional Insured; provided, that such policies shall not operate to increase any insurer's limit of liability; and

         (viii)be primary, without right of contribution from any other insurance which is carried by any Additional Insured with respect to its interest in the Aircraft.

         Section 13.02. Insurance Against Loss or Damage to Aircraft and Engines. (a) Hull Insurance. The Lessee, at its own cost and expense, shall maintain or cause to be maintained in effect, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines and Parts while temporarily removed from the Aircraft and not replaced by similar Engines or Parts, including in each case war-risk and allied perils, hijacking (air piracy) and governmental confiscation and expropriation insurance (except in the country of registry) with such retentions (subject to the limitations set forth in Section 13.06) and in such form and amounts as the Lessee customarily maintains with respect to the aircraft in the Lessee's fleet of the same type and model and operated on the same routes as the Aircraft (except that the Lessee shall be required to maintain war-risk, hijacking (air piracy) and governmental confiscation and expropriation insurance (except in the country of registry) if the Aircraft is operated on routes where the custom is for major international Air Carriers flying comparable routes to carry such insurance), provided that such insurance shall at all times while the Aircraft is subject to this Lease and the Lien of the Indenture be for an amount not less than an amount equal to the Stipulated Loss Value for the Aircraft from time to time.

         (b) Policy Terms. Any policies carried and maintained in accordance with this Section 13.02 and any policies taken out in substitution or replacement for any such policies subject to the terms, conditions and limitations thereof shall:

         (i) name or be amended to name the Lessor in its individual capacity and as owner of the Aircraft, the Indenture Trustee and the Owner Participant and each of their respective officers and directors, in their respective capacities as such, as additional insureds (hereinafter in this paragraph (b) sometimes referred to as "Additional Insured"), and the Lessor, or so long as the Lien of the Indenture shall not have been disclosed, the Indenture Trustee as loss payees (hereinafter in this paragraph (b) sometimes referred to as "Loss Payee");

         (ii) provide with respect to coverage provided under this Section 13.02, that (i) in the event of a loss involving proceeds in excess of $5,000,000, the proceeds in respect of such loss up to an amount equal to the Stipulated Loss Value for the Aircraft shall be payable to the Lessor (or, so long as the Indenture shall not have been discharged, the Indenture Trustee), it being understood and agreed that in the case of any payment to the Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, the Lessor (or the Indenture Trustee) shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Lessee or its order, and (ii) the entire amount of any loss involving proceeds of $5,000,000 or less or the amount of any proceeds of any loss in excess of the Stipulated Loss Value for the Aircraft shall be paid to the Lessee or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Lessor or the Indenture Trustee (and if the insurers have notice of a Payment Default or Event of Default such payment shall be made to the Indenture Trustee);

         (iii) provide that if such insurance is cancelled for any reason or any substantial change is made in the policies which adversely affects the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured or Loss payee for thirty days (except in the case of war-risk coverage in which event the applicable period shall be seven (7) days or such other period as may be customary) after receipt by each such Additional Insured or Loss Payee of written notice from such Insurer of such cancellation, change or lapse;

         (iv) provide that, in respect of the interest of the Lessor (in its individual capacity and as the Owner Trustee), the Owner Participant or the Indenture Trustee (in their respective capacities as such) in such policies the insurance shall not be invalidated by any action or inaction of the Lessee, any Additional Insured or Loss Payee (other than any action or inaction of the Lessee, such Additional Insured or Loss Payee) and shall insure the Lessor (in its individual capacity and as Owner Trustee), the Owner Participant or the Indenture Trustee regardless of any breach or violation of any warranty, declaration or condition in such policies by the Lessee or any other Insured as defined under the policy of insurance required under this Section 13.02;

         (v) provide that the insurers shall waive any rights of subrogation against the Lessor (in its individual capacity and as Owner Trustee), the Owner Participant or the Indenture Trustee;

         (vi) provide that such insurer shall waive any right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured or Loss Payee;

         (vii) be primary and without rights of contribution from any other insurance which is carried by the Lessor, the Owner Participant or the Indenture Trustee with respect to its interest in the Aircraft; and

         (viii)provide that the Lessor, the Owner Participant or the Indenture Trustee shall have no obligation or liability for premiums or other payments, if any, in connection with such insurance.

         Section 13.03. Application of Insurance Proceeds. (a) Generally. All insurance proceeds (other than proceeds from policies carried by the Lessor, the Indenture Trustee or the Owner Participant) received under policies described in Section 13.02 hereof as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

         (i) if such proceeds are received with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe and the Lessee has elected the alternative set forth in
   Section 11.02 hereof, so much of such proceeds as shall not exceed the amounts required to be paid by the Lessee pursuant to said Section 11.02 hereof shall be applied in reduction of the Lessee's obligation to pay such amounts if not already paid by the Lessee, or if already paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amounts, provided that no Event of Default shall have occurred and be continuing and the balance, if any, of such proceeds remaining will be paid to the order of the Lessee if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 23.01 hereof as security for the Lessee's obligations hereunder; or

         (ii) if such proceeds are received with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe and the Lessee has elected the alternative set forth in Section 11.03 hereof, or if such proceeds are received with respect to an Engine not then installed on the Airframe and not replaced by an Engine or engine under the circumstances contemplated by Section 11.04 hereof, all such proceeds shall be paid to the Indenture Trustee (unless the Indenture has been discharged in which case paid to the Lessor) for disbursement to the order of the Lessee, after the Lessee shall have fully performed the terms of Sections
   11.03 or 11.04 hereof, as applicable, with respect to the Event of Loss for which such proceeds are paid, provided that no Payment Default or Event of Default shall have occurred and be continuing; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to
   Section 23.01 hereof as security for the Lessee's obligations hereunder.

         (b) Payment if no Event of Loss. The insurance proceeds of any property damage loss not constituting an Event of Loss with respect to the Airframe or an Engine will be applied in payment (or to reimburse the Lessee) for repairs or for replacement property in accordance with Articles 7 and 8 hereof, if not already paid for by the Lessee, and any balance remaining after compliance with said Articles 7 and 8 hereof with respect to such loss shall be paid to the order of the Lessee, provided that no Event of Default shall have occurred and be continuing; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 23.01 hereof as security for the Lessee's obligations hereunder.

         (c) Information. If any Additional Insured becomes subject to any claim covered by any insurance policy maintained pursuant to this Article 13, the Lessee shall make available any information required by such Additional Insured in connection with such claim.

         Section 13.04. Reports. On or before the Delivery Date and thereafter upon each subsequent renewal date during the Term, the Lessee's aviation insurance broker will furnish to the Lessor, the Indenture Trustee and the Owner Participant a report, stating the types of coverage and limits carried and maintained on the Aircraft and certifying that such insurance complies with the terms and conditions of this Lease. The Lessee will cause its aviation insurance broker to advise the Lessor, the Owner Participant and the Indenture Trustee in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee of which it has knowledge and which might cause cancellation of all or any part of any insurance carried by the Lessee with respect to the Aircraft. The Lessee will cause such insurance broker to agree to advise the Lessor, Indenture Trustee, and Owner Participant in writing if and when it becomes evident to such broker that any insurance policy carried and maintained on the Aircraft pursuant to this Article 13 will not be renewed at the expiration date. The Lessee will also cause such insurance broker to deliver to the Lessor, the Indenture Trustee and the Owner Participant, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, confirming to such parties that such insurance as certified on the Delivery Date continues in full force and effect. If the Lessee shall fail to maintain insurance as required, the Lessor may, at its option, provide such insurance, and in such event, the Lessee shall, upon demand, reimburse the Lessor as Supplemental Rent, for the cost of such insurance; provided, however, that no exercise of said option shall affect the provisions of this Lease, including the provisions that failure by the Lessee to maintain the prescribed insurance shall constitute a waiver of any other rights the Lessor may have against the Lessee, or otherwise constitute an Event of Default.

         Section 13.05. Lessor's Insurance. The Lessor may insure the Airframe or any Engine at its own cost and expense, including insuring the Aircraft for amounts in excess of the Stipulated Loss Value of the Aircraft, provided that any insurance so maintained by the Lessor shall not result in a reduction of coverage or amounts payable under insurance required or permitted to be maintained by the Lessee under this Article 13 or increase the cost to the Lessee of maintaining such insurance; provided further, that any insurance policies of the Lessor insuring the Airframe or any Engine shall provide for a release to the Lessee of any and all salvage rights in and to the Airframe or any Engine.

         Section 13.06. Self-Insurance. The Lessee may self-insure the risks required to be insured against by Section 13.01 and Section 13.02 in such reasonable amounts as are then applicable to other aircraft or engines of the Lessee of value comparable to the Aircraft, but in no case shall such self-insurance with respect to all aircraft in the Lessee's fleet in aggregate exceed an amount equal to the lesser of (i) 50% of the highest replacement value of any single aircraft in the Lessee's fleet, or (ii) 1.5% of the average aggregate insured value from time to time of the Lessee's entire aircraft fleet provided that a standard deductible per occurrence per aircraft not in excess of the amount customarily allowed as a deductible in the industry shall be permitted in addition to the above-mentioned self-insurance.


                                  ARTICLE 14

                                  INSPECTION

         Section 14.01. Right of Inspection. At reasonable times, and upon at least five Business Days' prior written notice to the Lessee, the Lessor, Indenture Trustee or the Owner Participant, or their respective authorized representatives, may inspect the Aircraft and upon at least 10 Business Days prior written notice, all Aeronautics Authority-required books and records of the Lessee and any sublessee relating to the maintenance of the Aircraft and such Persons shall keep any information obtained thereby confidential and shall not disclose the same to any Person, except (a) to prospective and permitted transferees of the Lessor's, the Indenture Trustee's or the Owner Participant's interest who agree to hold such information confidential, (b) to the Lessor's, Pass Through Trustee's or the Owner Participant's counsel, independent insurance advisors or other agents and the Holders who agree to hold such information confidential, (c) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation or (d) as may be necessary for purposes of protecting the interests of any such Person or for enforcement of this Lease by the Lessor; provided, however, that any and all disclosures permitted by (c) or (d) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted; any such inspection of the Aircraft shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panel, bays or the like without the express consent of the Lessee. Notwithstanding the previous sentence, the Lessor and the Owner Participant and their respective authorized representatives shall be entitled to inspect the Aircraft only one time among themselves during any consecutive twelve month period. Upon receipt by the Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe (x) the next heavy maintenance visit or (y) any "C" Check (or substantially equivalent successor type of maintenance work) in each case scheduled to be performed on the Aircraft during the last 18 months of the Term, the Lessee shall cooperate with the Owner Participant to enable the Owner Participant's representative to observe such next scheduled heavy maintenance visit or such "C" Check; provided, that the Owner Participant's authorized representative shall merely observe such heavy maintenance visit or "C" Check, shall not interfere with or extend in any manner the normal conduct or duration of the heavy maintenance visit or "C" Check and shall not be entitled to direct any of the work performed in connection with such heavy maintenance visit or "C" Check. Any inspection or other exercise of rights pursuant to this Section 14.01 shall be made at the sole risk and expense of the Person exercising such inspection or other rights, and no exercise of such inspection or other rights shall interfere with the use of the Aircraft by, or the business of, the Lessee or any sublessee.

         Section 14.02. No Obligation to Inspect. Neither the Lessor, the Indenture Trustee, nor the Owner Participant shall have any duty to make any inspection pursuant to Section 14.01 and no such party shall incur any liability or obligation by reason of not making any such inspection.


                                  ARTICLE 15

                                  ASSIGNMENT

         Section 15.01. Lessee's Right to Assign. The Lessee shall not, and shall have no authority or power to assign, convey or sublease any of its rights under this Lease without the prior written consent of the Lessor except
(i) as otherwise provided in Section 7.02 hereof, or in the case of any requisition by the Government referred to in Section 7.01 hereof, or (ii) to a wholly-owned domestic subsidiary of the Lessee which shall be a certificated Air Carrier. Any such assignment, conveyance or sublease shall in no way relieve the Lessee from any obligation under this Lease, the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement or any written agreement of the Lessee entered into in connection with the transactions contemplated by the Operative Agreements, which shall be and remain obligations of the Lessee. The Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as contemplated by or provided in this Lease, the Trust Agreement, the Indenture or the Participation Agreement. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the Lessor and the Lessee and their respective successors and assigns.

         Section 15.02. Citizenship. The Lessee will at all times be a duly certificated Air Carrier under the Act.


                                  ARTICLE 16

                               EVENTS OF DEFAULT

         Section 16.01. Events of Default. Each of the following events shall constitute an Event of Default, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

         (a) The Lessee shall fail to make any payment of Basic Rent, Renewal Rent, Stipulated Loss Value, Termination Value, as the case may be, or any payment pursuant to Section 15.02 of the Participation Agreement or penalty on the Certificates within five (5) Business Days after the date when due (except that with respect to any failure to pay Excepted Payments for such period, such failure shall constitute an Event of Default at the discretion of the Person to whom such Excepted Payment is payable;

         (b) The Lessee shall fail to make any payment of Supplemental Rent (other than amounts described in clause (a) above within thirty (30) days after the Lessee has received written notice from the Person entitled to receive such payment stating that such payment is due (except that with respect to any failure to pay Excepted Payments for such period, such failure shall constitute an Event of Default at the discretion of the Owner Participant);

          (c) The Lessee shall fail to procure, carry and maintain insurance on the Aircraft in accordance with the provisions of Article 13 or such insurance lapses or is cancelled, provided that no such lapse or cancellation shall constitute an Event of Default until the earlier of 30 days (seven days or such shorter time as may be standard in the industry with respect to war risk coverage) after receipt by the Lessor of written notice of such lapse or cancellation or the date that such lapse or cancellation is effective as to the Lessor and provided further, that such failure for a period of not more than 30 days shall not constitute an Event of Default as long as the Aircraft is insured as required while on the ground;

         (d) The Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Lease, the Participation Agreement or any other Operative Agreement or any other written agreement of the Lessee entered into in connection with the transactions contemplated by the Operative Agreements and such failure shall continue unremedied for a period of thirty (30) days after the Lessee shall have received written notice from the Lessor or the Owner Participant of such failure, provided, that in the event such failure is curable and so long as (but for no longer than 180 days after such 30 day period) the Lessee shall have promptly undertaken such cure after receipt of such notice which undertaking shall be diligently and continuously pursued using the Lessee's best efforts, such failure shall not constitute an Event of Default; provided, that failure of the Lessee to maintain the registration of the Aircraft under the Act pursuant to the Lessee's covenants and agreement in Section 5.03(b) of the Participation Agreement and in Section 7.01(a) of this Lease, when the lapse of such registration is solely because the Owner Participant or the Lessor has ceased to be a Citizen of the United States, shall not constitute a Default or an Event of Default;

         (e) An order for relief shall be entered in respect of the Lessee by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws as now or hereafter in effect; or if the Lessee shall consent to the appointment of a custodian, receiver, trustee or liquidator of itself or of a substantial part of its property; or if the Lessee is not paying, or shall admit in writing its inability to pay, its debts generally as they come due or shall make a general assignment for the benefit of creditors; or if the Lessee shall file, or the Board of Directors of the Lessee shall authorize the filing of, or grant one or more persons authority (at their discretion) to make a filing for, a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Lessee in any such proceeding; or if the Lessee shall file, or the Board of Directors of the Lessee shall authorize the Lessee to, or grant one or more persons authority (at their discretion) to, seek relief by voluntary petition, answer or consent, under the provisions of any other or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors;

         (f) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Lessee, a custodian, receiver, trustee, or liquidator of the Lessee or of any substantial part of its property, or sequestering any substantial part of the property of the Lessee, or granting any other relief in respect of the Lessee under the federal bankruptcy laws or other insolvency laws, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed or unvacated for a period of sixty (60) days after the date of its entry; or

         (g) A petition against the Lessee in a proceeding under the federal bankruptcy law or other insolvency laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or dismissed within sixty (60) days, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished or unterminated for a period of sixty (60) days; or

         (h) Any representation or warranty made by the Lessee in this Lease or in the Participation Agreement or in any document or certificate furnished by the Lessee in connection with or pursuant to this Lease or the Participation Agreement (except for the Tax Indemnity Agreement) shall at any time prove to have been incorrect at the time made in any respect material to the transactions contemplated by this Lease and, if originally made by the Lessee in good faith, shall remain material and unremedied for a period of thirty (30) days after the Lessee shall have received written notice of such misstatement.


                                    ARTICLE 17

                                     REMEDIES

         Section 17.01. Remedies Upon Lessee's Default. (a) Remedies Generally. Upon the occurrence of any Event of Default and at any time after such occurrence so long as the same shall be continuing, the Lessor may, at its option, declare this Lease to be in default (except that no such declaration shall be required in the case of an Event of Default pursuant to paragraphs (e), (f) or (g) of Section 16.01), and at any time thereafter the Lessor may do, and the Lessee shall comply with, one or more of the following with respect to all or any part of the Airframe and the Engines, as the Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with, any mandatory requirements of applicable law then in effect:

         (i) Demand in writing that the Lessee shall, and upon such written demand the Lessee shall, at the Lessee's own cost and expense, return promptly to the Lessor all or such part of the Airframe and the Engines as the Lessor may demand in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article 12, or the Lessor, at its option, may enter upon the premises where such Airframe or Engines are located and take immediate possession of and remove such Airframe and Engines (together with any engine which is not an Engine but is installed on the Airframe, subject to all of the rights of the owner, lessor, lien holder or secured party of such engine) without the necessity for first instituting proceedings, or by summary proceedings or otherwise, all without liability of the Lessor to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such action or otherwise;

         (ii) With or without taking possession thereof, sell or otherwise dispose of the Airframe or any Engine, at public or private sale and with or without advertisement or notice to the Lessee, as the Lessor may determine, and the Lessor may hold the Lessee liable for any installment of Basic Rent and Renewal Rent due on or before the date of such sale (and, if Basic Rent or Renewal Rent is payable in arrears, the pro rata portion of the installment of Basic Rent or Renewal Rent due on the next succeeding Rent Payment Date in respect of any period commencing on the immediately preceding Rent Payment Date to the date of such sale), or hold, use, operate, lease to others or keep idle all or any part of the Airframe or any Engine as the Lessor, in its sole discretion, may determine, in any such case free and clear of any rights of the Lessee except as otherwise set forth in this Article 17, and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds except to the extent required by Section 17.01(a)(iv) hereof, in the event the Lessor elects to exercise its rights under said Section, and in connection with any sale of the Aircraft or any part thereof pursuant to this Article 17, the Lessor, the Indenture Trustee, Pass Through Trustee, Holder or the
   Owner Participant may bid for and purchase such property;

         (iii) Whether or not the Lessor shall have exercised or shall later at any time exercise any of its rights under Sections 17.01(a)(i) or 17.01(a)(ii) hereof, the Lessor, by written notice to the Lessee specifying a payment date not earlier than 10 days from the date of such notice, may demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent due on Rent Payment Dates occurring after the payment date specified in such notice), any installment of Basic Rent, Renewal Rent and any Supplemental Rent due on or before such payment date (and, if Basic Rent or Renewal Rent is payable in arrears, the pro rata portion of the installment of Basic Rent or Renewal Rent due on the next succeeding Rent Payment Date in respect of the period commencing on the Stipulated Loss Value Determination Date referred to below and ending on the date of such payment), plus an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Stipulated Loss Value Determination Date on or next preceding the payment date specified in such notice over the actual Fair Market Value of the Aircraft, computed as of the Stipulated Loss Value Determination Date on or next preceding the payment date specified in such notice; provided, however, that if (and in any event prior to the time for payment hereunder) the Lessor is unable within a reasonable period of time to recover possession of the Aircraft, or any portion thereof, pursuant to clause (i) above unencumbered by this Lease and free and clear of all Liens (other than Lessor's Liens), Fair Market Value of the Aircraft or such portion, shall at the option of the Lessor to the extent legally enforceable, be zero and after payment in full by the Lessee of the amount specified above and all other amounts due from the Lessee under this Lease and the other Operative Agreements, the Lessor shall promptly transfer (without recourse or warranty other than as to the absence of the Lessor's Liens) all of its right, title and interest in the Aircraft or such portion, to the Lessee;

         (iv) In the event the Lessor, pursuant to Section 17.01(a)(ii) hereof, shall have sold the Airframe and/or any Engine, the Lessor, in lieu of exercising its rights under Section 17.01(a)(iii) hereof, may, if it shall so elect, demand that the Lessee pay the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent or Renewal Rent due after the date on which such sale occurs) any unpaid Basic Rent or Renewal Rent due on or before the date on which such sale occurs (and, if Basic Rent or Renewal Rent is payable in arrears, the pro rata portion of the installment of Basic Rent or Renewal Rent due on the next succeeding Rent Payment Date in respect of any period commencing on the Stipulated Loss Value Determination Date referred to below and ending on the date of such sale), and any Supplemental Rent due on or before the date on which such sale occurs, plus an amount equal to the excess, if any, of (A) the Stipulated Loss Value for the Aircraft, computed as of the Stipulated Loss Value Determination Date next preceding the sale date, over (B) the net proceeds of such sale (after deduction of all of the Lessor's costs and expenses of such sale, including, without limitation, costs of storage, overhaul, maintenance, preparation and transportation of the Aircraft and brokers' and attorneys' fees) together with interest, to the extent permitted by applicable law, at the Past Due Rate, on the amount of such excess from the date of such sale to the date of actual payment by the Lessee;

         (v) Proceed by appropriate court action to enforce the terms of this Lease or to recover damages for its breach; or

       (vi) Terminate or rescind this Lease as to the Airframe or any or all of the Engines or exercise any other right or remedy which may be available to the Lessor under applicable law.

         (b) Cost of Exercise of Remedies. In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due before, after or during the exercise of any of the Lessor's remedies and for all reasonable legal fees and other costs and expenses incurred by the Lessor by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies, including, without limitation, all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the terms of Article 12 or in placing the Airframe or Engines in the condition and airworthiness required by such Article or in connection with any use, operation, maintenance, storage, or leasing carried out as part of such exercise.

         Section 17.02. Cumulative Remedies. Except as otherwise provided, no remedy referred to in this Article 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy available to the Lessor at law or in equity; and the exercise or beginning of exercise by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all of such other remedies.

         Section 17.03. Waiver. No express or implied waiver by the Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, the Lessee waives any rights now or in the future conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Airframe or any Engine in mitigation of the Lessor's damages or which may otherwise limit or modify any of the Lessor's rights or remedies under this Article 17.

         Section 17.04. Lessor's Right to Perform for Lessee. If the Lessee fails to make any required payment of Rent or fails to perform or comply with any of its agreements contained in this Lease (other than the Lessee's obligation to sell the Aircraft to the Lessor pursuant to Article 2), whether or not such failure shall constitute an Event of Default hereunder, the Lessor or the Owner Participant may (but shall not be obligated to) make such payments or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable costs and expenses of the Lessor or the Owner Participant incurred in connection with such payment or the performance of or compliance with such agreement, together with interest (to the extent permitted by applicable law) at the Past Due Rate from the date of the making of such payment or the incurring of such costs and expenses by the Lessor or the Owner Participant, as the case may be, to the date of payment of such Rent by the Lessee, shall be deemed Supplemental Rent payable by the Lessee upon demand. No such payment or performance by the Lessor or the Owner Participant shall be deemed to waive any Default or Event of Default or relieve the Lessee of its obligations hereunder.


                                  ARTICLE 18

                          COVENANT OF QUIET ENJOYMENT

         Section 18.01. Quiet Enjoyment. So long as no Event of Default shall have occurred and be continuing, each of the parties hereto covenants that neither it nor any other person lawfully claiming through it (other than the holder of a Lien which the Lessee is obligated to discharge pursuant to
Article 6 hereof) shall interfere with the Lessee's right to quietly enjoy the Aircraft without hindrance or disturbance by it or any such other Person.


                                  ARTICLE 19

                   FURTHER ASSURANCES; FINANCIAL INFORMATION

         Section 19.01. Further Assurances. Promptly upon the execution and delivery of the Lease, the Lease Supplement, the Indenture, the Indenture Supplement and the Trust Agreement, the Lessee will cause each such document to be duly filed for recordation in accordance with the Act and will maintain the recordation of the Indenture until the Lien of the Indenture shall have been discharged pursuant to the terms of the Indenture. In addition, the Lessee will, at the Lessee's own cost and expense, promptly and duly execute and deliver to the Lessor, the Owner Participant and the Indenture Trustee such further documents and assurances to carry out the intent and purpose of this Lease and the Indenture and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor under this Lease, and of the Owner Participant under the Operative Agreements, and of the Indenture Trustee under the Indenture, including, without limitation, the execution and filing of Uniform Commercial Code financing and continuation statements, the execution and delivery of supplements and amendments to this Lease and the Indenture, in recordable form, subjecting to this Lease and the Indenture any replacement airframe and/or engines delivered by the Lessee pursuant to Section 11.03 and any Replacement Engine delivered by the Lessee pursuant to Section 11.04 and the recording and filing of counterparts of this Lease and the Indenture in accordance with the laws of such jurisdictions as the Lessor or the Indenture Trustee may from time to time deem advisable.


                                  ARTICLE 20

                                   NET LEASE

         Section 20.01. Nature of Lease. (a) The lease of the Aircraft by the Lessor to the Lessee is a net lease and the Lessee's obligation to pay all costs and expenses of every character, whether seen or unforeseen, ordinary or extraordinary, or structural or nonstructural, in connection with the use, operation, maintenance, repair and reconstruction of the Airframe and each Engine by the Lessee, including, without limitation, the costs and expenses particularly set forth in this Lease, it being the intention of the parties hereto that the obligations of the Lessee shall be absolute and unconditional, shall be separate and independent covenants and agreements, and shall continue unaffected unless and until the covenants have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent shall be absolute and unconditional and (except as otherwise expressly provided with respect to Supplemental Rent) shall be paid without notice or demand and such obligation shall not be affected by any circumstance, including, without limitation:

         (i) any set-off (except to the extent set forth in Section 3.05 hereof), counterclaim, recoupment, defense or other right which the Lessee may have against the Lessor, the Owner Participant, the Indenture Trustee or anyone else for any reason (including, without limitation, any breach by the Lessor or the Owner Participant of their respective representations, warranties, agreements or covenants contained in any of the Operative Agreements);

         (ii) any defect in the title, airworthiness, registration, eligibility for registration, condition, design, operation, merchantability or fitness for use of, suitability for a particular purpose of, or any damage to or loss or destruction of, the Aircraft or any portion thereof, or any interruption or cessation in the use or possession of the Aircraft by the Lessee or any sublessee for any reason including, without limitation, by reason of governmental action;

         (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against the Lessor, the Lessee or any other Person; or

         (iv) any other circumstance, happening or event whatsoever, whether or not unforeseen, whether similar or dissimilar to any of the foregoing.

         (b) To the extent permitted by applicable law, the Lessee waives any and all rights which it may now have or which at any time may have conferred upon it, by statute or otherwise, to terminate, cancel, quit, rescind or surrender this Lease, the Airframe, or any Engine or part thereof, other than in accordance with the terms hereof.

         (c) Except as expressly provided herein, each payment of Rent made by the Lessee shall be final as to the Lessor and the Lessee, and the Lessee will not seek to return or to recover, abate, suspend, defer or reduce all or any part of any such payment of Rent from the Lessor or from the Indenture Trustee for any reason.


                                  ARTICLE 21

                               SUCCESSOR LESSOR

         Section 21.01. Successor Lessor. The Lessee agrees that in the case of the appointment of any successor trustee for the Lessor pursuant to the terms of the Participation Agreement, such successor trustee shall, upon written notice by such successor to the Lessee, succeed to all the rights, powers and title of the Lessor under this Lease and shall be deemed to be the Lessor and the owner of the Aircraft for all purposes of this Lease without the necessity of any consent or approval by the Lessee and without in any way altering the terms of this Lease or the Lessee's obligations. One such appointment and designation of a successor trustee shall not exhaust the right to appoint and designate further successor trustee pursuant to the Participation Agreement, but such right may be exercised repeatedly so long as this Lease shall be in effect.


                                  ARTICLE 22

                       SECURITY FOR LESSOR'S OBLIGATIONS

         Section 22.01. Security for Lessor's Obligations to Holders. In order to secure the indebtedness evidenced by the Certificates, the Indenture provides, among other things, for the assignment by the Lessor to the Indenture Trustee of the Trust Indenture Estate, including this Lease and the Lease Supplement and for the creation of a first mortgage and security interest in favor of the Indenture Trustee on the Aircraft. The Lessee consents to and acknowledges such assignment (subject to the reservations and conditions therein set forth) and the receipt of a copy of the Indenture.

         Section 22.02. Lease Subject to Indenture. This Lease shall be subordinate to the Lien of the Indenture. Notwithstanding the exercise by the Indenture Trustee of any rights or remedies under or in respect of the Indenture, the Lessee shall not be relieved of the obligation to perform all the terms and provisions to be performed by the Lessee under this Lease, and this Lease shall not terminate or be otherwise affected by reason of any such exercise of any such rights and remedies unless after an Event of Default shall have occurred and be continuing this Lease is terminated in respect of the Aircraft upon the election of the Indenture Trustee in connection with the exercise of its rights and remedies under the Indenture in respect of the Aircraft, evidenced by and as stated in written notice of such termination from the Indenture Trustee to the Lessee.

         Section 22.03. Consent of Lessee to Assignment of Lease as Security. The Lessee hereby accepts and consents to the assignment of this Lease to the Indenture Trustee and pursuant to the terms of the Indenture, the Indenture Trustee's rights to receive payments (other than Excepted Payments) due under this Lease, the right to transfer or assign title to the Aircraft subject to this Lease, to make all waivers and agreements except as otherwise provided in the Indenture, to give all notices, consents and releases and to take all action upon the happening of a Default or Event of Default under this Lease (except as otherwise specifically provided in the Indenture), or to do any and all other things whatsoever which the Lessor is or may become entitled to do under this Lease (except as otherwise provided in the Indenture); all or any of which rights, obligations, benefits and interests may, pursuant to the terms of the Indenture, be reassigned or retransferred by the Indenture Trustee at any time and from time to time (except as otherwise provided in the Indenture); provided, however, that the Lessor, except to the extent, and for such time as, it is unable to do so by virtue of the Indenture, shall remain liable for the performance of all the terms, conditions, covenants and provisions for which it is obligated under this Lease notwithstanding such assignment.


                                  ARTICLE 23

                                SECURITY FUNDS

         Section 23.01. Investment of Security Funds. (a) Any amounts otherwise payable to the Lessee shall be held by the Lessor as security for, and may be applied by the Lessor against, the obligations of the Lessee under this Lease during such time as there shall have occurred and be continuing a Default or Event of Default, and, at such times as there shall not be continuing a Default or Event of Default, such amounts, net of any amounts which have been applied by the Lessor against the Lessee's obligations hereunder, shall be paid to the Lessee. Any amounts which are held by the Lessor pending payment to the Lessee shall, until paid to the Lessee or applied against the Lessee's obligations hereunder, be invested by the Lessor, as directed from time to time, in writing (and in the absence of a written direction by the Lessee or at any time an Event of Default shall have occurred and be continuing hereunder, the Lessor shall invest such monies in direct obligations of the United States of America), by the Lessee and at the expense and risk of the Lessee, in the following securities (which in the case of securities referred to in subparagraphs (i) through (iv) of this Section 23.01(a) hereof shall mature within ninety (90) days of the date of purchase):

         (i)   direct obligations of the United States of America; or

         (ii)  obligations fully guaranteed by the United States of America; or

         (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of its States, having a combined capital and surplus of at least $500,000,000 and having a rating of "B" or better from the Thomson Bank Watch; or

         (iv) commercial paper rated A-1/P-1 by Standard & Poor's Corporation and Moody's Investors Service, Inc., respectively (or if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such rating organization.

         (b) At any time any invested funds are distributed to the Lessee, there shall be promptly remitted to the Lessee any gain (including interest received) realized as the result of any investment pursuant to Section
23.01(a) hereof (net of any fees, commission and other costs and expenses, if any, incurred by the Lessor in connection with such investment), unless a Default or Event of Default shall have occurred and be continuing in which case such funds shall be applied in the same manner as the principal so invested. The Lessee shall be responsible for and will promptly pay to the Indenture Trustee or the Lessor, as the case may be, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other costs and expenses, if any, incurred by the Indenture Trustee or the Lessor in connection with such investment), such amount to be disposed of in accordance with the terms of the Indenture or the Lease, as the case may be.


                                  ARTICLE 24

                             CONCERNING THE LESSOR

         Section 24.01. Lessor's Entry Into Lease. Except as expressly provided herein, the Lessor and the Lessee agree that this Lease is executed by _________ Trust Company individually but solely as Owner Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Owner Trustee, that each and all of the representations, undertakings and agreements by __________ Trust Company, or for the purpose or with the intention of binding ____________ Trust Company individually, are intended to bind only the Lessor's Estate, and that in no case whatsoever shall __________ Trust Company be personally liable for any loss in respect of such representations, undertakings and agreements, that actions to be taken by the Lessor pursuant to its obligation hereunder may, in certain instances, be taken by the Lessor only upon specific authority of the Owner Participant, that nothing herein contained shall be construed as creating any liability on __________ Trust Company, individually or personally, to perform any covenant, either express or implied, herein, all such liability, if any, being expressly waived by the Lessee and by each and every person now or hereafter claiming by, through or under the Lessee except with respect to the gross negligence or willful misconduct or __________ Trust Company, and that so far as Trust Company, individually or personally is concerned, the Lessee and any Person claiming by, through or under the Lessee shall look solely to the Lessor's Estate for the performance of any obligation under this Lease; provided, that nothing in this Section 24.01 shall be construed to limit in scope or substance those representations and warranties of ___________ Trust Company in its individual capacity set forth in the Participation Agreement. The term the "Lessor" as used in this Lease shall include any trustee succeeding _____________ Trust Company as Owner Trustee under the Trust Agreement. Any obligation of the Lessor hereunder may be performed by the Owner Participant, and any such performance shall not be construed as revocation of the trust created by the Trust Agreement. Nothing contained in this Lease shall restrict the operation of the provisions of the Trust Agreement with respect to its revocation of the resignation or removal of the Owner Trustee hereunder.


                                  ARTICLE 25

                                    NOTICES

         Section 25.01. Notices. All notices, demands, declarations and other communications required by this Lease shall be in writing and shall be deemed received (a) if given by telecopier when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid, five Business Days after being deposited in the United States mails, (c) if given by telex, upon receipt by the party transmitting the telex of such party's callback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by Federal Express service or other means, when received or personally delivered, addressed:

         (a) If to the Lessee, to its office at 2005 Corporate Avenue, Memphis, Tennessee 38132, Attention: Senior Vice President and Chief Financial Officer with a copy to Senior Vice President and General Counsel; telephone (901) 395-3388, facsimile (901) 395-4758; (Telex No. 82-2113, answer back FEDEX INT MFS), or at such other address as the Lessee shall from time to time designate in writing to the Lessor, Indenture Trustee and the Owner Participant;

         (b) If to the Lessor or Owner Trustee, to its office at ________, ______________________________, Attention: ____________________________;
   telephone ________________, facsimile ____________________; or to such other address as the Lessor shall from to time designate in writing to the Lessee and the Indenture Trustee, with a copy to Owner Participant at the Owner Participant's address as provided in subsection (c) below;

         (c) If to the Owner Participant, to its office at ______________, ______________________________, Attention: ____________________________;
   telephone ________________, facsimile ____________________; or to such other address as the Owner Participant may from time to time designate in writing to the Lessee and the Indenture Trustee; and

         (d) If to the Indenture Trustee, to its office at ______________, ______________________________, Attention: ____________________________;
   telephone ________________, facsimile ____________________; or to such other address as the Indenture Trustee shall from time to time designate in writing to the Lessor, the Lessee and the Owner
   Participant.


                                    ARTICLE 26

                                  MISCELLANEOUS

         Section 26.01. Section Heading and Captions. All article and section headings and captions used in this Lease are purely for convenience and shall not affect the interpretation of this Lease.

         Section 26.02. References. Any reference to a specific article or section number shall be interpreted as a reference to that article or section of this Lease unless otherwise expressly provided.

         Section 26.03. APPLICABLE LAW. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND IS BEING DELIVERED IN NEW YORK.

         Section 26.04. Severability. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 26.05. No Oral Modification. The terms and provisions of this Lease may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any such change, waiver, discharge or termination is also subject to the provisions of Article 13 of the Indenture.

         Section 26.06. Agreement as Chattel Paper. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as counterpart No. 1 and containing the receipt executed by the Indenture Trustee on its signature page.

         Section 26.07. Counterparts and Effective Date. This Lease may be executed in any number of counterparts, each of which shall be an original (except that only the counterpart bearing the receipt executed by the Indenture Trustee shall be the original for purposes of perfecting a security interest therein as chattel paper under the Uniform Commercial Code), but all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Lease by signing any such counterpart.

         Section 26.08. Public Release of Information. Provided no Event of Default shall have occurred and be continuing, each party shall in each instance obtain the prior written approval of each party concerning the exact text and timing of news releases, articles and other informational releases to the public media concerning this Lease.


                                  ARTICLE 27

                                  TRUE LEASE

         Section 27.01. Intent of the Parties. It is the intent of the parties to this Lease that for tax purposes this Lease will be a true lease, that the Owner Participant (through its interest in the Lessor) shall at all times be considered to be the owner of the Aircraft which is the subject of this Lease and that this Lease conveys to the Lessee no right, title or interest in the Aircraft except as a lessee.

         Section 27.02. Section 1110 Compliance. Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed among the parties hereto that the transactions contemplated by this Agreement are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of Section 1110 of the Bankruptcy Code and any successor provisions thereof.

         IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Lease to be duly executed as of the date first above written.


LESSOR:                    _______________________________,
                           except as expressly provided herein,
                           not in its individual capacity
                           but solely as Owner Trustee



                           By: ______________________________________________
                                 Name:
                                 Title:



LESSEE:                    FEDERAL EXPRESS CORPORATION


                           By: _______________________________________________
                                 Name:
                                 Title:  Vice President and Treasurer


                                  SCHEDULE I

                                  DEFINITIONS

GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         [All other terms used in the Indenture that are defined in the Trust Indenture Act (as defined below) or the Securities Act (as defined below) have the meanings assigned to such terms in the Trust Indenture Act or the Securities Act as in force on the date of the Indenture, except as otherwise expressly provided or unless the context requires.](1)

- ------------
(1) To be used for a qualified Indenture.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Act or Federal Aviation Act. The Federal Aviation Act of 1958, as amended and in effect, on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation
Administration, any successor to the former United States Civil Aeronautics Board, or any person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership or voting securities or by contract or otherwise.

         After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time.

         Air Carrier. Any air carrier which is a United States "domestic air carrier" as defined in Part 121 of the Federal Aviation Regulations, and any "foreign air carrier" (as defined in the Act) as to which there is in force a permit granted under Section 402 of the Act.

         Aircraft. The Airframe to be sold by the Lessee to the Owner Trustee pursuant to the Participation Agreement and leased under the Lease (or any permitted substitute Airframe) together with the _____ Engines (or any Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial
Lease Supplement, references in the Operative Agreements (including Section
3.05 of the Participation Agreement) to the Aircraft shall mean the __________________ airframe bearing FAA Registration Number N_____ and Manufacturer's serial number _____, together with _________________________________ engines bearing Manufacturer's serial numbers
___________________.

         Airframe. The ________________________ aircraft (excluding the Engines or engines from time to time installed thereon) leased by Lessor to Lessee pursuant to the Lease and the Lease Supplement and having the United States FAA Registration Number and manufacturer's serial number specified in the Lease Supplement, including (i) all Parts so long as the same shall be incorporated or installed in or attached to such Airframe, or so long as title to any such Parts shall remain vested in Lessor in accordance with the terms of Section 8.01(b) of the Lease after removal from such Airframe, and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Ancillary Agreements. Any written agreement of the Lessee entered into on the Delivery Date or at any time thereafter in connection with the transaction contemplated by the Operative Agreements or the Original Agreements, in each case as amended from time to time.

         Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant and Lessee on the Delivery Date pursuant to Section 4.02(j) of the Participation Agreement.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on the day immediately preceding the date _________ years from the Commencement Date, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Bills of Sale. Collectively, the FAA Bills of Sale for the Aircraft, an additional full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the Lessee as owner of the Aircraft in favor of the Owner Trustee and dated the Delivery Date and an additional full warranty bill of sale covering the Aircraft executed by the Manufacturer in favor of Lessee.

         Burdensome Indemnity Payment. A Loss, as defined in the Tax Indemnity Agreement, which causes the aggregate net present value of all Losses paid or payable by the Lessee as of the determination date discounted semi-annually at the Debt Rate to the date of determination to exceed ___% of the Purchase Price.

         Business Day. Any day other than a Saturday, Sunday or other day on which commercial banking institutions in __________, ________, ______________, ____, New York, New York, ________________________ or Memphis, Tennessee are authorized or required by law to close.

         Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by Section 2.01(b) of the Participation Agreement.

         Certificates. The Equipment Trust Certificates (Federal Express 199_-[SERIES NAME]), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Law. Any change to the Code or the Treasury regulations promulgated thereunder or the publication of any revenue ruling, revenue procedure or any informational release by the Internal Revenue Service or the Department of Treasury, provided that the Owner Participant or the Lessee has notified the other parties of such change in writing prior to the Delivery Date.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 101(16) of the Act, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

         Code. Except as otherwise provided, references to the Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

         Collateral Account. The deposit account established and maintained pursuant to Section 2.12 of the Indenture.

         Commencement Date.  ________________________.

         Commission. The Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid as provided in
Section 3.02 of the Participation Agreement.

         Consent and Agreement. The Consent and Agreement means the Consent and Agreement dated as of ____________, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

         Cut-Off Date.  ___________,19__.

         Corporate Base Rate. The rate announced from time to time by ________ as its Corporate Base Rate.

         Debt Portion. The amount specified as such on Schedule I to the Participation Agreement.

         Debt Rate. The average weighted rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition, which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delayed Delivery Notice. A certificate signed by a Responsible Officer of the Lessee (i) requesting that the Pass Through Trustee temporarily delay purchase of the Certificates to a date later than the Pass Through Closing Date, (ii) stating the amount of the purchase price of each such Certificate and the aggregate purchase price of all such Certificates, (iii) stating the reasons for such delay and (iv) either (1) setting or resetting the Delivery Date (which shall be on or prior to the Cut-Off Date), or (2) indicating that such Delivery Date will be set by subsequent written notice not less than three Business Days prior to such new Delivery Date (which shall be on or prior to the applicable Cut-off Date).

         Delivery Date. The date on which the Aircraft is to be delivered and sold by the Lessee to the Lessor and leased by the Lessor to the Lessee under the Lease, which date is also the date of the initial Lease Supplement.

         Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

         Depository. The depository of the Registered Global Certificate, if any, representing the Equipment Trust Certificates issued under the Indenture and any successor to such depository appointed by the Company pursuant hereto. Such depository initially shall be Depository Trust Company, a New York corporation.

         Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also must have a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

         Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

         Engine. Each of the ______________________ engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Sections 7.02(a)(vii), 10.03, 11.03, 11.04 or 12.02 of the Lease, together with all Parts incorporated or installed in or attached to any such Engine and all Parts removed from any such Engine so long as title to such Parts shall remain vested in the Lessor in accordance with the terms of
Article 8 of the Lease after removal from such Engine. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent and Agreement. The Engine Consent and Agreement dated as of ________, executed by the Engine Manufacturer, as the same may be amended from time to time.

         Engine Manufacturer.  ________________________, a ________
corporation.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 180 days (or in any event if such loss is continuing on the last day of the Term) due to theft or disappearance, or (B) for a period in excess of 60 days (or in any event if such loss is continuing on the last day of the Term) due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by the Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (x) condemnation, confiscation or seizure of, or requisition of title to such property, or (y) requisition of use of such property (A) by a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days, or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months in the event that the Aircraft, the Airframe or any Engine is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet Program, as such term is defined in Section 7.02(a)(iv) of the Lease; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of eighteen (18) consecutive months, unless the Lessee, prior to the expiration of such eighteen month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of two (2) consecutive years or for a period extending beyond the end of the Term, unless the Lessee, prior to the expiration of such two (2) year period shall have conformed at least one __________________ aircraft (but not necessarily the Aircraft or the Airframe) to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Lessee; provided, that if there is a conflict between the operation of clause (iv) above and Section 12.05 of the Lease (by reference to Section 12.04(ix) thereof), such Section 12.05 of the Lease shall control. The date of such Event of Loss shall be the date of (i) loss of such property or its use for a period in excess of 180 days due to theft or disappearance, or loss for a period in excess of 60 days due to damage beyond economic repair or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement), (ii) an insurance settlement on the basis of total loss with respect to such property, (iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (iv) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Excepted Payments. Collectively, (i) all right, title and interest of the Owner Participant or the Owner Trustee in, to and under the Tax Indemnity Agreement and any moneys due or to become due under the Tax Indemnity Agreement and payments of Supplemental Rent or other payments by the Lessee in either case in respect of the Tax Indemnity Agreement, (ii) indemnity payments and interest thereon and other amounts payable by the Lessee to the Owner Participant or to the Trust Company or any of their respective Affiliates, successors, assigns, directors, officers, employees, agents or servants pursuant to Article 7 or 8 of the Participation Agreement or any corresponding payment of Supplemental Rent under the Lease; (iii) proceeds of public liability insurance in respect of the Aircraft payable to the Owner Participant or Trust Company, or any of their Affiliates, successors or assigns, as a result of insurance claims made, or losses suffered, by, or amounts in respect of such indemnities paid for the benefit of, the Owner Participant or the Trust Company either pursuant to the Lease (which shall include proceeds of any self-insurance by the Lessee) or maintained by the Trust Company or the Owner Participant and not required to be maintained under the Lease; (iv) proceeds of any insurance in respect of the Aircraft which is separately acquired and paid for by the Owner Participant (directly or through the Owner Trustee) or the Lessor in accordance with Section 13.05 of the Lease; (v) indemnity payments payable by the Owner Participant to the Trust Company pursuant to Section 6.01 of the Trust Agreement; (vi) Transaction Costs or other expenses paid or payable by the Lessee to, or for the benefit of, the Owner Trustee, Trust Company or the Owner Participant pursuant to
Section 9.01 of the Participation Agreement, Section 3.02(b) of the Lease and
Section 2.02 of the Participation Agreement; (vii) the right to enforce, and the proceeds of any such enforcement of, any right to receive the proceeds of any of the amounts referred to in clauses (i) through (vi) above and (viii) any payments in respect of interest to the extent attributable to the payments referred to in clauses (i) through (vii) above.

         Expense and Expenses. Have the meaning specified in Section 8.01(a) of the Participation Agreement.

         FAA Bills of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority executed by the Lessee in favor of the Lessor and dated the Delivery Date and the bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority executed by the manufacturer in favor of the Lessee.

         Fair Market Renewal Term. One or more terms of one or more years, but not to exceed ____ years in the aggregate and which term(s) shall immediately follow the end of the Basic Term or the Fixed Renewal Term with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a)(B) thereof.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell. In such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Federal Aviation Administration and FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Fixed Renewal Rental. An amount equal to 50% of the average semiannual payments of Basic Rent during the Basic Term as such payments may be adjusted pursuant to Section 3.04 of the Lease.

         Fixed Renewal Term. Up to ____ renewal terms, each term to be not less than ____ year, but not more than _____ years in the aggregate.

         Government. The United States of America or an agency or instrumentality thereof.

         Holder. As of any particular time, the person in whose name a Certificate shall be registered.

         Indebtedness of any Person means at any time, without duplication,
(i) all obligations of such Person for borrowed money or the deferred purchase price of property, or evidenced by bonds, debentures, notes or other similar instruments, or arising under leases that are properly capitalized under generally accepted accounting principles applicable to such Person and (ii) all guarantees by such Person of such obligations described in clause (i) above of third parties.

         Indemnitee. Each of the Owner Trustee, in its individual capacity and as trustee, the Owner Participant, the Original Loan Participant, the Indenture Trustee, in its individual capacity and as trustee, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), and any Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Certificate Holder nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement, dated as of ___________, 199_, as amended and restated as of _____________, 199_, between the Lessor and the Indenture Trustee and the Indenture Supplement and any amendment or supplement hereto or thereto from time to time entered into.

         Indenture Default. Any event or condition, which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. The Participation Agreement, the Trust Agreement (including any Trust Agreement Supplements), the Lease (including any Lease Supplements), the Indenture (including any Indenture Supplements), the Certificates, the Purchase Agreement Assignment, the FAA Bills of Sale, the Consent and Agreement and the Engine Consent and Agreement.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Supplement. Any Indenture Supplement, substantially in the form of Exhibit A to the Indenture, entered into between the Indenture Trustee and the Owner Trustee, which Indenture Supplement shall incorporate by reference the provisions of the Indenture including any amendments entered into subsequent to the Delivery Date.

         Indenture Trustee. _______________________, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate or (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date or if an Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Interest Payment Date means each _________ and ________ beginning with __________, 199_; provided, that if any such day is not a Business Day, the relevant Interest Payment Date shall be the next succeeding Business Day.

         Interim Term. The period commencing on the Delivery Date and ending at the end of the day immediately preceding the Commencement Date.

         Invoice. The invoice for the Aircraft given by the Lessee to the Lessor.

         Lease. The Lease Agreement dated as of __________, 199_, entered into by the Lessor and the Lessee and the Lease Supplement and any amendment or supplement hereto or thereto from time to time entered into.

         Lease Supplement. Any Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee for the purpose of leasing the Aircraft pursuant to the terms of the Lease, which Lease Supplement shall incorporate by reference the provisions of the Lease including any amendments or supplements entered into subsequent to the Delivery Date.

         Lessee. Federal Express Corporation, a Delaware corporation, and its successors and assigns in its capacity as lessee.

         Lessor. __________ Trust Company, a ________ banking corporation, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and assigns.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Bills of Sale, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee for its own account or in its individual capacity, the Owner Participant or any Holder or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity or any Holder, or to any of their respective directors, officers, employees and agents pursuant to Articles 7 and 8 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall not include any Excepted Payment.

         Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or the Participation Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Articles 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Letter of Representations. A letter from the Company and the Owner Trustee to, and accepted by, the Depository, as such letter may be modified or supplemented, or any successor letter thereto.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest.

         Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

         Losses. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% in aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) by the Lessee, (iii) by the Indenture Trustee or (iv) by any Affiliate of either.

         Make-Whole Premium. With respect to each Certificate to be prepaid pursuant to Sections 6.02(ii), 6.02(iv) and 6.02(v) of the Indenture an amount determined as of the day before the applicable Prepayment Date which an Independent Investment Banker determines to be equal to an excess of (i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

         Manufacturer.  _____________________________, a ________ corporation.

         Maturity. With respect to any Certificate, the date on which the principal amount of such Certificate is due and payable.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to (a) the Debt Rate as of the date of determination divided by (b) two.

         Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in Section 7701(a)(30) of the Code (for purposes of this definition, the "United States"), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or (iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

         Obsolete Parts. Parts which the Lessee deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate means a certificate signed by a Responsible Officer of the Owner Trustee or the Lessee, as the case may be, delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07.

         Operative Agreements. The Participation Agreement, the Trust Agreement, the Bills of Sale, the Lease, the Lease Supplement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the Purchase Agreement Assignment, the Engine Consent and Agreement, the Pass Through Agreement and the Tax Indemnity Agreement, each as amended from time to time.

         Opinion of Counsel means a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee, (b) for the Owner Trustee, may be (i) Potter Anderson & Corroon or (ii) other counsel designated by the Owner Trustee and reasonably satisfactory to the Indenture Trustee and
(c) for the Indenture Trustee, may be (i) Powell, Goldstein, Frazer & Murphy or (ii) other counsel designated by the Indenture Trustee.

         Owner Participant.  ____________________________, a __________
corporation, and any successor thereto, and any person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Trustee. __________ Trust Company, a ________ banking corporation, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and assigns.

         Owner's Economic Return. The Owner Participant's anticipated after-tax yield and aggregate after-tax cash flow during the Interim Term and the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement, dated as of ___________, 199_ among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly stated therein, but solely as trustee, the Owner Participant, the Pass Through Trustee, solely as pass through trustee, and the Indenture Trustee in its individual capacity and as trustee as amended, modified or supplemented, or the terms thereof waived.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and, so long as title thereto shall remain vested in the Lessor in accordance with the terms of
Article 8 of the Lease, after removal from the Airframe or Engines.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of ___________, 199_ between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

         Pass Through Certificates. Any of the 199_ Pass Through Certificates, Series ___ or 199_ Pass Through Certificates, Series ___, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriter pursuant to the Underwriting Agreements takes place.

         Pass Through Trust. The Federal Express Pass Through Trust, 199_-____ or Federal Express Pass Through Trust 199_-_, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means both of such Pass Through Trusts.

         Pass Through Trustee. ________________, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and assigns as Pass Through Trustee thereunder.

         Past Due Rate. At any time a rate of interest per annum equal to __% per annum plus the Debt Rate.

         Paying Agent has the meaning set forth in Section 3.04 of the Indenture.

         Payment Date.  Each _______ and ___________, commencing _____________,
199_, thereafter until all Certificates have been paid in full.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a ) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Prepayment Date. The meaning specified in Section 6.02 of the Indenture.

         Prepayment Price. The meaning specified in Section 6.02(b) of the Indenture.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Agreement.  The Purchase Agreement, dated as of
_____________, between the Manufacturer and the Lessee relating to the purchase by the Lessee of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

         Purchase Agreement Assignment. The Purchase Agreement Assignment dated as of _____, executed by the Lessee and the Owner Trustee.

         Purchase Option Date.  ______________________.

         Purchase Option Price. The amount to be paid by Lessee to Lessor on the Purchase Option Date pursuant to Section 4.02(a)(B) of the Lease, which amount is set forth in the Appraisal.

         Purchase Price. Has the meaning specified in Section 2.01(b) of the Participation Agreement.

         Record Date. As used with respect to any Interest Payment Date (except a date for payment for defaulted interest), __________ for __________ Interest Payment Dates and _________ for ____________ Interest Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 14.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 14.01 of the Participation Agreement.

         Register has the meaning set forth in Section 3.02 of the Indenture.

         Registered Global Certificate. The Equipment Trust Certificate, if any, issued to the Depository in accordance with Section 2.12 of the Indenture and bearing the legend prescribed in Exhibit B to the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. Any of the Fixed Renewal Terms or Fair Market Renewal Terms which immediately follow the end of the Basic Term with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. Each _________ and __________, commencing ___________, 199_, and continuing thereafter during the Term.

         Replacement Engine.  A ______________________ ______ engine (or an engine of the same or another manufacturer of the same or of equal or greater value, and utility), which shall have been substituted for an Engine pursuant to Sections 7.02(a)(vii), 10.03, 11.03 11.04, or 12.02 of the Lease and leased pursuant to the Lease, together with all Parts relating to such engine.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement) or the Indenture Trustee, any officer in its Corporate Trust Administration Department designated by such person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or other employee of a party who, in the normal performance of his operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

         Securities Act.  The Securities Act of 1933, as amended.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Series Supplement. The Series Supplement 199_-_ to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 199_-_ to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means both of such Series Supplements.

         Significant Expenditure. Has the meaning specified in Section 4.02(a)(D) of the Lease.

         Sinking Fund Payment Date.  __________________

         Sinking Fund Payment Price.  _________________

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) overnight federal funds transactions with members of the Federal Reserve Systems arranged by federal funds brokers; and (d) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital surplus and undivided profits aggregating at least $500 million.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factors" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with Basic Rent due and owing through the date of payment of Stipulation Loss Value, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value Factors."

         Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any other Ancillary Agreement to the Lessor or others, including, without limitation, payments of Stipulated Loss Value and amounts calculated by reference to Termination Value and any other amounts due on the Certificates pursuant to the Indenture, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement, but excluding Basic Rent or the Fixed Renewal Rental.

         Tax. Shall have the meaning set forth in Section 7.01(a) of the Participation Agreement.

         Tax Indemnity Agreement. The Tax Indemnity Agreement, dated as of ___________, 199_, between the Lessee and the Owner Participant, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

         Term. The Interim Term and the Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after _________________.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factors" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value, at least sufficient to pay in full as of such date of payment of the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment.

         Transaction Costs. All of the documented costs and expenses incurred by the Lessee, the Owner Trustee, the Underwriters, the Indenture Trustee and the Participants as contemplated by Section 9.01(a) of the Participation Agreement.

         "Treasury Yield". (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the bid price as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

         Trust Agreement. The Trust Agreement, dated as of _________, 1992, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

         Trust Company. __________ Trust Company, a ________ banking corporation, in its individual capacity and not as Owner Trustee, and its successors under the Trust Agreement, in their respective individual capacities and not as Owner Trustees.

         [Trust Indenture Act.  Except as otherwise provided in Section 4.04,
13.01 and 13.08 of the Indenture, the Trust Indenture Act of 1939, as amended, as in force on the date that the Indenture was first qualified under such Act.](2)

- ------------------
(2) To be added in the case of a qualified Indenture.

         Trust Indenture Estate. The property, rights and privileges described in the Granting Clause of the Indenture, other than (i) Excepted Payments, including, without limitation all right, title and interest of the Owner Participant in, to and under the Tax Indemnity Agreement and any moneys due and to become due under the Tax Indemnity Agreement, all as provided in the Indenture, and (ii) rights granted to the Owner Trustee or the Owner Participant under the Indenture, including without limitation Sections 2.05, 7.02, 8.01, 8.02, 8.03, 13.01 and 13.02 thereof.

         Underwriters.  __________________.

         Underwriting Agreement. The agreement among the Lessee and the several Underwriters dated _____________, 199_, relating to the purchase by such Underwriters of the Pass Through Certificates.

         United States or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 or Section 418 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.


                                  SCHEDULE II

                                  BASIC RENT
                      (As a Percentage of Purchase Price)

                 Rent
               Payment
                 Date                   Advance                  Arrears
                 ----                   -------                  -------

[On each Rent Payment Date, the Lessee will pay as Basic Rent, an amount that will be at least sufficient to pay in full, as of such Rent Payment Date, the aggregate unpaid principal amount of due and unpaid installments on the Certificates outstanding on such Rent Payment Date, together with the accrued and unpaid interest thereon.]


                                 SCHEDULE III

                            STIPULATED LOSS VALUES

                                                Stipulated Loss
          Date                                    Value Factor
          ----                                    ------------

[Stipulated Loss Value will be an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon.]


                                  SCHEDULE IV

                              TERMINATION VALUES

         Termination                               Termination
            Date                                   Value Factor
            ----                                   ------------

[Termination Value will be in an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon.]


                                                                    [EXHIBIT A
                                                                            to
                                                              Lease Agreement]


              THE INTEREST OF LESSOR UNDER THIS LEASE SUPPLEMENT
                    NO.   IS SUBJECT TO A SECURITY INTEREST

                            LEASE SUPPLEMENT NO.


         LEASE SUPPLEMENT NO. _, dated ___ __, 199_, between _______________ TRUST COMPANY, a _________ banking corporation, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement dated as of ______ __, 199_ (the "Lessor"), and FEDERAL EXPRESS CORPORATION, a Delaware corporation (the "Lessee").

                             W I T N E S S E T H :

         WHEREAS, the Lessor and the Lessee have entered into that certain Lease Agreement dated as of ____ __, 199_ (the "Lease", the defined terms in the Lease being used in this Lease Supplement with the same meaning as in the Lease), which provides for the execution and delivery of a Lease Supplement, substantially in the form of this Lease Supplement No. _, for the purpose of leasing under the Lease the aircraft and engines described below ("Aircraft") as and when delivered by the Lessor to the Lessee in accordance with the terms of the Lease;

         WHEREAS, the Lease relates to the Aircraft;

         WHEREAS, a counterpart of the Lease is attached to and made a part of this Lease Supplement, and this Lease Supplement, together with such attachment, is being filed for recordation on this date with the FAA as one document.

         NOW, THEREFORE, for and in consideration of the premises and other good and sufficient consideration, the Lessor and the Lessee agree as follows:

         Section 1. Delivered Aircraft. The Lessor hereby delivers and leases to the Lessee under the Lease, and the Lessee hereby accepts and leases from the Lessor under the Lease, the following described [Make/Model] Aircraft (the "Delivered Aircraft"), which Delivered Aircraft as of the date of this Lease Supplement consists of the following:

         (a) [Make/Model] Airframe; U.S. Registration Number ______; Manufacturer's Serial No. _____; and

         (b) Three (3) [Make/Model] Engines bearing, respectively, Manufacturer's Serial Nos. ______, ______ and ______ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

         Section 2. Delivery Date. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement.

         Section 3. Purchase Price. The Purchase Price of the Delivered Aircraft shall be the amount set forth in Schedule II of the Participation Agreement.

         Section 4. Term. The Term for the Delivered Aircraft shall commence on the Delivery Date, and shall terminate on _______ __, ____, unless earlier terminated or extended pursuant to the terms of the Lease.

         Section 5. Rent. The Lessee hereby agrees to pay the Lessor Rent for the Delivered Aircraft throughout the Term thereof in accordance with the terms and provisions of the Lease.

         Section 6. Lessee's Acceptance of Delivered Aircraft. The Lessee hereby confirms to the Lessor that the Delivered Aircraft has been duly marked in accordance with Section 7.03 of the Lease and that the Lessee has accepted the Delivered Aircraft for all purposes hereof and of the Lease, as being free and clear of all Liens except Lessor's Liens.

         Section 7. Incorporation of Lease By Reference. All the provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth in this Lease Supplement.

         Section 8. Governing Law. THIS LEASE SUPPLEMENT SHALL IN ALL RESPECT BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND IS BEING DELIVERED IN THE STATE OF NEW YORK.

         Section 9. Counterparts. This Lease Supplement may be executed in any number of counterparts, each of which shall be an original (except that only the counterpart bearing the receipt executed by Indenture Trustee shall be the original for purposes of perfecting a security interest therein as chattel paper under the Uniform Commercial Code), but all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Lease Supplement by signing any such counterpart.

         IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Supplement to be duly executed as of the day and year first above written.


LESSOR:                    _______________________________,
                           except as expressly provided herein,
                           not in its individual capacity
                           but solely as Owner Trustee



                           By: ______________________________________________
                                 Name:
                                 Title:



LESSEE:                    FEDERAL EXPRESS CORPORATION


                           By: _______________________________________________
                                 Name:
                                 Title:  Vice President and Treasurer



               Receipt of this original counterpart of the Lease Supplement is hereby acknowledged on this __ day of ___ 199_.


Indenture Trustee:         ___________________________,
                           not in its individual capacity,
                           but solely as Indenture Trustee


                           By: ______________________________________________
                                 Name:
                                 Title:


                                                                    [EXHIBIT B
                                                                            to
                                                              Lease Agreement]


                           Intentionally Left Blank

                    [Form varies depending on Manufacturer]